PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION	May 20, 2025

$1,250,000

COMMON STOCK

Offering Total: $1,250,000

Up to a Maximum of 1,250,000,000 Shares

Offering Price fixed at $0.001 per Share

We are offering up to $1,250,000 shares of Common Stock, $0.0003 par value per share (“Common Stock”), of Bowmo, Inc., a Wyoming corporation (the “Company,” “we,” “our,” or “us”), on a continuous basis at an offering price of $0.001 per share in a “Tier 1” offering under Regulation A (this “Offering”). See “Description of Securities,” beginning on page 34 and “Securities Being Offered” beginning on page 42. The minimum purchase requirement for an investor to participate in this Offering is $10,000 with investors having the ability to purchase additional shares of our Common Stock in integral multiples of $5,000.

This Offering is being conducted on a “best-efforts” basis by our directors, officers and employees who will not be compensated for their efforts. The Company has not engaged, and does not intend to engage, any brokers, dealers, finders or other agents in connection this Offering. See “Plan of Distribution.”

There is no minimum number of shares of our Common Stock that must be sold by us in this Offering for a closing to occur. Accordingly, we may receive no or minimal proceeds from this Offering. Subscriptions will be accepted on a rolling basis, and the proceeds from all accepted subscriptions will be immediately available for use by us. See “Use of Proceeds.” No proceeds will be placed in an escrow account during this Offering, and no proceeds will be returned to you once your subscription agreement has been accepted by us. We reserve the right to reject or limit the size of your subscription for any reason, and, if we do reject or limit the size of your subscription, we will promptly return your funds to you without interest or deduction.

We expect to commence the sale of our Common Stock as of the date on which the Offering Statement, of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”). This Offering will terminate at the earliest of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. (such earlier date, the “Termination Date”) over a maximum period of 3 years, starting from the date of qualification of this Offering Statement. Notwithstanding the foregoing, this Offering may be extended in our sole discretion.

Our Common Stock is quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO”.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum(2)
Public Offering Price	$.001	$1,250,000.00
Underwriting Discounts and Commissions (1)	$0	$0
Proceeds to Company	$.001	$1,250,000.00

(1)	We do not intend to offer the Offered Shares through broker-dealers.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $30,000. See “Plan of Distribution.”

(3)	The minimum investment amount for each subscription is 10,000,000 shares or $10,000. The Offering may be made, in management’s discretion, directly to investors by the management of the Company on a “best efforts” basis. We do not intend to use commissioned sales agents or underwriters; however, we reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration. If we do not engage a broker-dealer or register as an issuer-dealer and/or agent in the foregoing states, we will not offer and sell the Shares in such states.

(4)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, estimated to be $30,000. No proceeds of the Offering will be provided to other persons, except as set forth herein.

(5)	The Shares are being offered pursuant to the Securities Act of 1933. The Company is following the Form S-1 disclosure requirements for smaller reporting companies. We have the option in our sole discretion to accept less than the minimum investment.

Our Board of Directors used its business judgment in setting a price of $0.001 per Common Share as the consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is                , 2025

i

TERMINOLOGY

As used in this Offering Circular, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and similar references refer to Bowmo, Inc., a Wyoming corporation.

GENERAL DISCLAIMERS

You should rely only upon the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

You should assume that the information appearing in this Offering Circular is accurate only as of its date. Our assets, business, cash flows, financial condition, liquidity, management, prospects and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to register, qualify or otherwise permit this Offering or the possession or distribution of this Offering Circular in that jurisdiction. Persons who come into possession of this Offering Circular in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to this Offering and the distribution of this Offering Circular applicable to those jurisdictions. We are not making an offer of our Common Stock in any jurisdiction where the offer is not permitted.

You should not interpret the contents of this Offering Circular to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Common Stock.

“Bowmo” and its logos and other trademarks referred to and included in this prospectus belong to us. Solely for convenience, we refer to our trademarks in this Offering Circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

MARKET, INDUSTRY, AND OTHER DATA

We use market data throughout this Offering Circular which has generally obtained from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The market data includes forecasts and projections that are based on industry surveys and the preparers’ experiences in the industry, and there is no assurance that any of the projections or forecasts will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. Forward-looking statements are not statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “anticipate,” “intend,” “could,” “should,” “would,” “believe,” “project,” “plan,” “goal,” “target,” “potential,” “pro-forma,” “seek,” “contemplate,” “expect,” “estimate,” “continue,” “project,” “anticipated,” “modeled” or “forecasted” or the negative thereof as well as other similar words and expressions of the future. These forward-looking statements include statements related to (i) our plans, objectives, strategies, operations, services, projected growth, anticipated future financial performance and management’s long-term performance goals.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause our actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the following:

●	our ability to continue as a going concern;

●	our ability to raise additional capital, if needed, to support our operations;

●	the rate and degree of market acceptance of our products and services;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to achieve positive cash flow from operations;

●	our ability to meet our other financial operating objectives;

●	the availability of qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	our relationships with our key customers;

●	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents an intellectual property;

●	our ability to be successful in new markets;

●	our ability to avoid infringement of intellectual property rights;

●	the positive cash flows and financial viability of our operations and new business opportunities;

●	continued demand for services of recruiters;

●	unanticipated costs, liabilities, charges or expenses resulting from violations of covenants under our existing or future financing agreements;

●	our ability to operate our virtual AI-and video-enabled hiring platform free of security breaches; and

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to identify suitable complimentary businesses and assets as potential acquisition targets or strategic partners, and to successfully integrate such businesses and /or assets with our business; and

●	those risks described in the section captioned “Risk Factors” in this Offering Circular.

We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this Offering Circular. Should one or more of the risks or uncertainties described above or elsewhere in this Offering Circular occur, or should underlying assumptions prove incorrect, actual results could differ materially and adversely from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements which speak only as of the date of this Offering Circular.

Additional factors that may cause actual results to differ materially from those contemplated by any forward-looking statements may arise or emerge after the date of this Offering Circular. Further, any forward-looking statement speaks only as of the date on which it is made, and we do not intend to and, except as required by law, disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under the federal securities laws.

SUMMARY

This summary highlights certain material information contained elsewhere in this Offering Circular. Because this is a summary, it may not contain all of the information that is important to you when deciding whether to invest in our Common Stock. Accordingly, you should carefully read this Offering Circular in its entirety before investing. We urge you to pay special attention to the information contained in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of this Offering Circular as well as the [audited consolidated] financial statements and the notes thereto appearing elsewhere in this Offering Circular.

Our Company

Cruzani, Inc., a Wyoming corporation that was incorporated on February 5, 1999 (“Cruzani”), was previously a franchise development company that built and represented popular franchise concepts, and other related businesses, throughout the United States as well as in international markets.

On April 29, 2022, Cruzani entered into an Agreement and Plan of Merger (the “Merger Agreement”) with bowmo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Cruzani (“Merger Sub”), bowmo, Inc., a Delaware corporation that was incorporated on May 22, 2015 (“Target”), and Michael E. Lakshin on behalf of Target’s stockholders. Pursuant to the Merger Agreement, on May 4, 2022, Merger Sub was merged with and into Target with Target surviving the merger as the wholly owned subsidiary of Cruzani (the “Merger”). As consideration for the Merger, Cruzani received all of the issued and outstanding shares of capital stock of Target, and the legacy stockholders of Target received shares of Series G preferred stock of Cruzani having voting rights equivalent to 78% of the total voting rights of all holders of capital stock of Cruzani.

On June 16, 2022, Cruzani filed articles of amendment with the Secretary of State of the State of Wyoming to change its name to “bowmo, Inc.”

In addition, on October 10, 2023, we completed an 11-for-1,000 reverse stock split with our existing stockholders (the “Reverse Stock Split”).

Recent Event

On March 22, 2024, we entered into a Plan and Agreement of Merger (the “Merger Agreement”) with OWNverse, LLC, a Delaware limited liability company (“OWNverse”), pursuant to which OWNverse would become a wholly-owned subsidiary of our company. Pursuant to the Merger Agreement, our company would deliver an aggregate of 2,000 shares of to-be-designated Series I Preferred Stock of the Company, an aggregate of $2,000,000 in principal amount promissory notes that are to be due and payable two years from their issuance dates and promissory notes with an aggregate of up to $270,000 that are to be due and payable six months from their issuance dates. The consummation of the Merger Agreement has not been completed, due to our company’s lack of capital. There is no assurance that we will be able to obtain sufficient capital to do so. However, the owners of OWNverse remain, as of the date of this Annual Report, committed to completing the Merger.

Overview

Bowmo, Inc. (OTC: BOMO), headquartered in New York City, is an AI-powered software and services company on a mission to transform productivity across industries. Our proprietary platform blends artificial intelligence (AI), machine learning (ML), extended reality (XR/VR/AR), blockchain, and workflow automation to streamline business processes, eliminate inefficiencies, and empower human capital.

Our flagship product, OWN-HR, is an intelligent HR-tech solution built on a multi-vertical core platform that can be rapidly adapted to serve other markets such as cybersecurity, SaaS sales, retail, sports, media & entertainment, and real estate.

Our Mission

Our mission is to accelerate human and business productivity at scale by delivering a smart, intuitive platform for multiple verticals. Bowmo empowers users with AI-driven virtual assistants and industry-specific features that reduce time-to-revenue, eliminate manual tasks, and allow individuals to focus on strategic, high-value activities.

Why Invest in Bowmo Now?

1. A Scalable, Multi-Vertical Platform

We are building a unified SaaS platform that integrates AI, XR, and blockchain. This infrastructure allows for fast configuration of solutions tailored to specific industries, enabling us to pivot quickly in response to changing market demands and diversify our revenue streams.

2. Explosive Market Growth

Spending on public cloud services grew by 19.4% to $824.7 billion in 2025, driven by demand for generative AI, immersive technologies, and digital automation. Bowmo is strategically positioned to capitalize on this trend.

3. Strong Business Model

Our vertically integrated model combines software, services, and e-learning. This approach ensures multiple revenue streams, reduces customer acquisition friction, and enhances long-term value through recurring SaaS subscriptions and content delivery.

4. Significant Upside Potential

Our long-term strategic roadmap anticipates a company valuation exceeding $140 million by 2029, driven by:

-	Organic growth and new customer acquisition,

-	Roll-up acquisitions in key verticals,

-	Expansion of product offerings into new B2B and B2C markets.

5. Experienced, Visionary Team

Led by a world-class team with deep experience in AI, software development, and executive leadership, Bowmo’s management has a proven track record of successfully scaling startups and operating public companies.

6. Publicly Traded with Clear Exit Strategy

As an OTC-listed company, Bowmo is targeting a future uplisting to NASDAQ or pursuing alternative liquidity events aligned with maximizing investor returns.

Market Problem & Opportunity

1. Poor User Experience

Legacy enterprise software is clunky, unintuitive, and requires significant onboarding effort. Bowmo offers a modern, user-first design with intuitive navigation and embedded AI support to accelerate adoption and user satisfaction.

2. Fragmented Workflows

Companies today rely on siloed, single-purpose tools that create friction in workflows and disconnects in decision-making. Bowmo unifies these into one platform that seamlessly integrates data, automates tasks, and connects systems.

3. Limited Productivity

Manual, repetitive tasks consume valuable time across departments. Our platform automates low-value operations, enabling employees to refocus on growth, innovation, and customer engagement.

Product & Platform

Minimum Viable Product (MVP): OWN-HR

Our MVP showcases the functionality of OWN-HR — a next-generation, AI-driven HR solution designed for in-house and agency recruiters. It includes:

-	End-to-end recruiter workflows

-	AI-powered candidate matching

-	Integration with Bowmo’s proprietary e-learning content

-	An XR-enhanced user interface for immersive experience

Minimum Viable Product (MVP): OWN-Investment Relations (IR)

Our MVP showcases the functionality of bowmo’s OWN-IR solution — an investment solution that reduces time to money for fund-raising companies, accelerates decision-making for investors, and provides a new revenue source for investment relation firms:

The OWN-IR solution includes:

-	Immersive and traditional presentations and demonstrations of investment opportunities

-	AI-powered digital assistant that responds to investor questions

-	An XR-enhanced user interface for immersive experience

-	Machine Learning (ML) powered digital assistant that learns from every investor question

The MVP also demonstrates how the same core architecture will power solutions across other industries.

The Multi-Vertical Platform Strategy

Bowmo’s platform was architected from day one to serve multiple industries. Each solution is configured from a common technological core, enabling:

-	Faster time-to-market for new verticals

-	Lower cost of development

-	Risk mitigation by not relying on a single-industry revenue stream

-	Higher lifetime customer value

Targeted industries include Investor Relations, SaaS Sales, Human Resources (HR), real estate, e-commerce of customizable products, entertainment, and corporate training.

Software Services

Bowmo recently launched sales efforts in the USA offering clients custom 3D, AI, XR e-commerce solutions. Bowmo is leveraging Digital Tails Group’s 3D-visualization, AI and extended reality (XR/VR/AR) expertise, 50+ engineers and successful projects delivered to European clients. Digital Tails Group (DTG) was acquired by bowmo on December 31, 2024. DTG case studies, client references and scores of successful sample projects are being leveraged to penetrate the USA market in order to generate sales revenue from US sales.

Investment Opportunity

We are offering investors a unique opportunity to participate at a high-growth stage as we scale our technology, expand into new markets, and position Bowmo as a category-defining AI and XR platform company. Our focus is on:

-	Rapid commercialization of OWN-HR or OWN-IR

-	Building a software services revenue pipeline in the USA leveraging Digital Tails Group proven success in European markets

-	Expansion into additional verticals by Q2 2026

-	Strategic partnerships and acquisitions

-	Uplisting and enhanced investor liquidity

Bowmo is not just building products — we are creating an ecosystem that redefines how work gets done in the AI era.

Conclusion

Bowmo combines the scalability of a SaaS platform, the innovation of AI and XR, and the strategic focus of a multi-vertical rollout. With a proven team, a disruptive vision, and a software service already in the market, Bowmo offers investors a compelling growth opportunity with multiple exit scenarios and long-term value creation.

Principal Executive Office

We currently do not have a principal executive office. Our business mailing address is 99 Wall Street, Suite 921 New York, New York 10005. Our telephone number is (347) 644-0119. The address of our website is www.bowmo.com. The inclusion of our website address in this Offering Circular does not include or incorporate by reference the information on our website into this Offering Circular.

THE OFFERING

Issuer	bowmo, Inc.

Securities offered	1,250,000,000 shares of Common Stock

Price Per Share	$0.001 per share of Common Stock

Minimum Investment Amount	$10,000 with investors being able to invest integral multiples of $5,000 in excess thereof

Common Stock Outstanding Before the Offering	1,434,469,494

Common Stock Outstanding After the Offering	2,684,469,494

Use of Proceeds	We estimate that net proceeds from the sale of shares of our Common Stock in this Offering will be approximately $1,220,000 after deducting the estimated offering costs and expenses payable by us. We intend to use the net proceeds we receive from this Offering for continued research and development, product development, sales and marketing activities and general corporate purposes, including working capital needs and operational expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions, products, or businesses that complement our business, although we have no present commitments or agreements to enter into any such acquisitions or investments. Pending such use of the net proceeds, we may invest the proceeds in, among other things, highly liquid short-term securities. See “Use of Proceeds.”

Market for our Common Stock	Our Common Stock is quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO”.

Risk Factors	See “Risk Factors” on page 6 for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

RISK FACTORS

An investment in our Common Stock involves certain risks. You should carefully consider the risk factors and other information included in this Offering Circular before making an investment decision. Our assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations could be materially adversely affected by any of these risks. Additionally, the price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

This Offering Circular also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Offering Circular. The prospectus supplement is qualified in its entirety by those risk factors.

Risk Factors Related to Our Business

Our existing financial resources are insufficient to pay for our ongoing operating expenses.

We currently have limited financial resources and other assets to pay for our ongoing operating expenses. In the short term, unless we are able to raise additional capital, including through this Offering, we will be unable to pay for our ongoing operating expenses and may not be able to continue as a going concern.

We may never achieve or sustain profitability or positive cash flow from operations.

As of December 31, 2024, we had an accumulated deficit of approximately $(13,437,161) million. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow for the foreseeable future. We may never achieve profitability or positive cash flow in the future, and even if we do, we may not be able to continue being profitable. Any failure to achieve and maintain profitability would continue to have an adverse effect on our stockholders’ deficit and working capital and could result in a decline in the price of our Common Stock or cause us to cease operations.

Because we have a limited operating history under our current platform, it is difficult to evaluate our business and future prospects which increases the risks associated with an investment in our Common Stock.

We incorporated the Company in May 2015 and have operated our current HR-Tech platform powered by AI since October 2015, and we then put into a multi-year process of further development, integration, and branding. As a result, our platform and business model have not been fully proven, and we have only a limited operating history on which to evaluate our business and future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including our ability to achieve market acceptance of our platform and attract, retain and incentivize recruiters on our platform, as well as respond to competition and plan for and scale our operations to address future growth. We may not be successful in addressing these and other challenges we may face in the future, and our business and future prospects may be materially and adversely affected if we do not manage these and other risks successfully. Given our limited operating history, we may be unable to effectively implement our business plan which could materially harm our business or cause us to scale down or cease our operations.

Our business depends on a strong reputation and anything that harms our reputation will likely harm our results of operations.

As a provider of temporary and permanent staffing solutions, AI services, as well as consulting and e-Learning services for HR market, our reputation is dependent upon the performance of the employees we place with our clients and the services rendered by our consultants. We depend on our reputation and name recognition to secure engagements and to hire qualified employees and consultants. If our clients become dissatisfied with the performance of those employees or consultants or if any of those employees or consultants engage in or are believed to have engaged in conduct that is harmful to our clients, our ability to maintain or expand our client base will be harmed. Any of the foregoing is likely to materially adversely affect us.

We may be unable to find sufficient candidates for our staffing business.

Our staffing services business consists of the placement of individuals seeking employment. There can be no assurance that candidates for employment will continue to seek employment through us. Candidates generally seek temporary or full-time positions through multiple sources, including the Company and our competitors. In the fall of 2019, unemployment rates were at historical lows. The availability of qualified talent may change or become scarcer, depending on macro-economic conditions outside of the Company’s control. If finding sufficient eligible candidates to meet employers’ demands becomes more challenging due to falling unemployment rates or other talent availability issues, the Company may experience a shortage of qualified candidates. Any shortage of candidates could materially adversely affect the Company.

We may incur liability to employees and clients.

Our consulting and staffing business entails employing individuals on a temporary basis and placing such individuals in clients’ workplaces, where we have no control over the workplace environments. As the employer of record of our temporary employees, we incur a risk of liability to our temporary employees for various workplace events, including claims of physical injury, discrimination, harassment, or failure to protect confidential personal information. While such claims have not historically had a material adverse effect on us, there can be no assurance that such claims in the future will not result in adverse publicity or have a material adverse effect on our operations. We also incur a risk of liability to our employer clients resulting from allegations of errors, omissions or theft by our temporary employees, or allegations of misuse of client confidential information. In many cases, we may agree to indemnify our clients in respect of these types of claims. We do not maintain insurance with respect to any of such claims. While such claims have not historically had a material adverse effect upon us, there can be no assurance that we will be able to obtain insurance at a cost that does not have a material adverse effect upon us or that future claims will be covered by such available insurance.

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition, and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure, or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

If we fail to completely and successfully integrate the assets we acquired, we may not fully realize the anticipated benefits from the acquisition, and our results of operations would be materially and adversely affected.

We recently acquired Cruzani and anticipate acquiring additional assets and businesses in the future, such as OWNverse, LLC, and DigitalTails, LLC, as a part of the Bowmo Rollup Strategy. Our failure to successfully integrate the assets we acquire may be more difficult, costly or time-consuming than we anticipate, or we may not otherwise realize any of the anticipated benefits of this acquisition. Any of the foregoing could adversely affect our future results of operations or could cause our stock price to decline.

If our due diligence process with respect to acquisitions proves insufficient, we may make poor investment decisions.

Our management is opportunistic in its approach to mergers and acquisitions. We are actively looking to grow our base of clients, intellectual property, assets and suite of recruitment technology solutions. If our processes fail to identify risks and weaknesses of companies that we either acquire or purchase assets from, we may be harmed or have difficulties recouping our investments. Additionally, we may be unable to effectively integrate such assets into our existing business.

Our future growth depends on our ability to attract, retain and incentivize a community of recruiters, and the loss of existing recruiters, or failure to attract new ones, could adversely impact our business and future prospects.

The size of our community of employers on our platform is critical to our success. Our ability to achieve profitability in the future will depend, in large part, on our ability to attract new users to, and retain existing users on, our platform. Recruiters on our Platform can generally decide to cease using our platform at any time. We have experienced growth in the number of recruiters on our platform in recent months. This growth may not continue at the same pace in the future or at all. Achieving growth in our community of users may require us to engage in increasingly sophisticated and costly sales and marketing efforts that may not result in additional users. We may also need to modify our pricing model to attract and retain such users. If we fail to attract new users or fail to maintain or expand existing relationships in a cost-effective manner, our business and future prospects would be materially and adversely impacted.

If we are unable to respond to technological advancements and other changes in our industry by developing and releasing new services, or improving our existing services, in a timely and cost-effective manner or at all, our business could be materially and adversely affected.

Our industry is characterized by rapid technological change, frequent new service launches, changing user demands, and evolving industry standards. The introduction of new services based on technological advancements can quickly render existing services obsolete. We will need to expend substantial resources on researching and developing new services and enhancing our platform by incorporating additional features, improving functionality, and adding other improvements to meet our users’ evolving demands. We may not be successful in developing, marketing, and delivering in a timely and cost-effective manner enhancements or new features to our platform or any new services that respond to continued changes in the market. Furthermore, any enhancements or new features to our platform or any new services may contain errors or defects and may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if we introduce new services, we may experience a decline in revenue from our existing services that is not offset by revenue from the new services.

If we experience errors, defects, or disruptions in our platform it could damage our reputation, which could in turn materially and adversely impact our operating results and growth prospects.

The performance and reliability of our platform is critical to our reputation and ability to attract and retain recruiters and clients. Any system error or failure, or other performance problems with our platform could harm our brand and reputation and may damage the businesses of users. Additionally, our platform requires frequent updates, which may contain undetected errors when first introduced or released. Any errors, defects, disruptions in service, or other performance or stability problems with our platform could result in negative publicity, loss of or delay in market acceptance of our platform, loss of competitive position, delay of payment to us or recruiters, or claims by users for losses sustained by them, which could adversely impact our brand and reputation, operating results and future prospects.

The continued operation of our business depends on the performance and reliability of the internet, mobile, and other infrastructures that are not under our control.

Our business depends on the performance and reliability of the internet, mobile, and other infrastructures that are not always under our control. Disruptions in such infrastructures, including as the result of power outages, telecommunications delay or failure, security breach, or computer virus, as well as failure by telecommunications network operators to provide us with the bandwidth we need to provide our products and offerings, could cause delays or interruptions to our products, offerings, and platform. Any of these events could damage our reputation, resulting in fewer recruiters actively using our platform, disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition, and operating results.

We rely on third parties to host our platform, and any disruption of service from such third parties or material change to, or termination of, our arrangement with them could adversely affect our business.

We use third-party cloud infrastructure services providers and co-located data centers in the United States and abroad to host our platform. Software development, remote server administration, quality assurance, and administrative access is managed overseas by OWNverse/Digital Tails team under the direction of our CTO, Aleksey Shestakov. We do not control the physical operation of any of the data centers we use. These facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures, and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions to our platform. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of violence, and other misconduct. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. We may not be able to maintain or renew our agreements or arrangements with these third-party service providers on commercially reasonable terms, or at all. If we are unable to renew our agreements on commercially reasonable terms, our agreements are terminated, or we add additional infrastructure providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new data center providers. If these providers increase the cost of their services, we may have to increase the fees to use our platform, and our operating results may be adversely impacted.

Because we have arrangements with related parties affecting a significant part of our operations, such arrangements may not reflect terms that would otherwise be available from unaffiliated third parties.

We rely on arrangements with related parties for support of our operations, including technical support and employer of record services, and may engage in additional related party transactions in the future. For example, we currently rely on a related party provider of information technology and computer services located in Thailand, Malaysia and Serbia, for software development and maintenance related to our website and platform. Our CTO, Aleksey Shestakov is an employee of this service provider. Additionally, our CTO, Aleksey Shestakov, a significant stockholder of the Company, performs employer or record services for us. Although we believe that the terms of our arrangements with related parties are reasonable and generally consistent with market standards, such terms do not necessarily reflect terms that we or such related parties would agree to in arms-length negotiations with an independent third party. Furthermore, potential conflicts of interest can exist if a related party is presented with an issue that may have conflicting implications for the Company and such related party. If a dispute arises in connection with any of these arrangements, which is not resolved to the satisfaction of the Company, our business could be materially and adversely affected.

If internet search engines’ methodologies or other channels that we utilize to direct traffic to our website are modified, or our search result page rankings otherwise decline, it could negatively affect our future growth.

We depend in part on various internet search engines, such as Google, Yahoo, Bing and others, as well as other internet channels and referral partners to direct traffic to our website. Our ability to maintain the number of visitors directed to our website is not entirely within our control. For example, our competitors’ search engine optimization and other efforts may result in their websites receiving a higher search result page ranking than ours, internet search engines or other channels that we utilize to direct traffic to our website could revise their methodologies in a manner that adversely impacts traffic to our website, or we may make changes to our website that adversely impact our search engine optimization rankings and traffic. As a result, links to our website may not be prominent enough to drive sufficient traffic to our website, and we may not be able to influence the results. Any of these changes could have an adverse impact on our operating results and future growth.

If we or our third-party partners experience a security breach resulting in unauthorized access to our clients’ or recruiters’ data, our data, or our platform, networks, or other systems, our reputation would suffer, demand for our services may be reduced, our operations may be disrupted, we may incur significant legal liabilities, and our business could be materially and adversely affected.

Our business involves storage, processing, and transmission of our clients’ and recruiters’ proprietary, confidential, and personal information as well as the use of third-party partners who store, process, and transmit such proprietary, confidential, and personal information. We also maintain certain other proprietary and confidential information relating to our business and personal information of our employees. Any security breach or incident affecting us or third parties on which we rely, including resulting from computer viruses, malware, physical or electronic break-ins, or weakness resulting from intentional or unintentional service provider or employee actions, could result in unauthorized access to, misuse of, or unauthorized acquisition of our or our clients’ or recruiters’ data, the loss, corruption, or alteration of this data, interruptions in our operations, or damage to our computers or systems or those of our clients or recruiters. If an actual or perceived security breach affecting us or our third-party partners occurs, public perception of the effectiveness of our security measures would suffer, and result in attrition of recruiters on our platform or loss of clients. Any compromise of our or our third-party partners’ security could result in a violation of applicable privacy and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability. Any such compromise could also result in damage to our reputation and a loss of confidence in our security measures. Any of these effects could adversely impact our business, operating results and growth prospects.

We use open-source software components in our development process, and failure to comply with the terms of the underlying licenses could restrict our ability to market or operate our platform.

We incorporate many types of open-source software, frameworks and databases. Open-source licenses typically permit the use, modification, and distribution of software in source code form subject to certain conditions. Some open-source licenses require any person who distributes a modification or derivative work of such software to make the modified version subject to the same open source license. Accordingly, although we do not believe that we have used open-source software in a manner that would subject us to this requirement, we may be required to distribute certain aspects of our platform or make them available in source code form. Further, the interpretation of open-source licenses is legally complex. If we fail to comply with the terms of an applicable open source software license, we may need to seek licenses from third parties to continue offering our platform and the terms on which such licenses are available may not be economically feasible, to re-engineer our platform to remove or replace the open source software, to limit or stop offering our platform if re-engineering could not be accomplished on a timely or cost-effective basis, to pay monetary damages, or to make available the source code for aspects of our proprietary technology, any of which could adversely affect our business, operating results, and financial condition.

In addition, generally there are no warranties, assurances of title, performance, or non-infringement, or controls on the origin of the software provided for the open-source software. There is typically no support available for open-source software, and no guarantee of periodic updates to address security risks or continued development and maintenance.

Our future growth depends in part on our ability to form new and maintain existing strategic partnerships with third party solution providers and continued performance of such solution providers under the terms of our strategic partnerships with them.

As part of our growth strategy for the Company and, in particular, its enterprise solution offering, we establish and maintain strategic partnerships with large and established third party solution providers to employers, such as companies specializing in enterprise application software, human resources, payroll, talent, time management, tax and benefits administration. Our strategic partnerships include among other things, integration of our platform with those of our strategic partners, joint marketing and commercial alignment, including joint events, and sales of our services by our partners’ representatives. We may be unable to renew or replace our agreements with such strategic partners as and when they expire on comparable terms, or at all. Moreover, the parties with which we have strategic relationships may fail to devote the resources necessary to expand our reach and increase our distribution. In addition, our agreements with our strategic partners generally do not contain any covenants that would limit competing arrangements. Some of our strategic partners offer, or could in the future offer, competing products and services or have similar strategic relationships with our competitors, and may choose to favor our competitors’ solutions over ours. If we are unsuccessful in establishing or maintaining our relationships with third parties, our growth prospects could be impaired, and our operating results may be adversely impacted. Even if we are successful in establishing and maintaining these strategic relationships with third parties, they may not result in the growth of our client base or increased revenue.

We build proprietary software solutions for our customers. that rely on the licensing of open source software code and if we lose the ability to access this code our business and operating results would be materially and adversely affected.

We license certain widely used industry standard open-source software during our development process. If any of these relationships were terminated or if any of these parties were to cease doing business or cease to support the applications we currently utilize, we may be forced to expend significant time and resources to replace the licensed software. Further, the necessary replacements may not be available on a timely basis on favorable terms, or at all. If we were to lose the ability to use this software our business and operating results would be materially and adversely affected.

Failure to protect our intellectual property could adversely affect our business.

Our success depends in large part on our proprietary technology and data, including our trade secrets, software code, the content of our website, workflows, proprietary databases, registered domain names, registered and unregistered trademarks, trademark applications, copyrights, and inventions (whether or not patentable). In order to protect our intellectual property, we rely on a combination of copyright, trademark, and trade secrets, as well as confidentiality provisions and contractual arrangements.

Despite our efforts, third parties may infringe upon or misappropriate our intellectual property by copying or reverse-engineering information that we regard as proprietary, including our platform, to create products and services that compete with ours. Further, we may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our domain names, trademarks, service marks, and other proprietary rights. Moreover, our trade secrets may be compromised by third parties or our employees, which would cause us to lose the competitive advantage derived from the compromised trade secrets. Additionally, effective intellectual property protection may not be available to us in every country in which our platform currently is or may in the future be available. Further, we may be unable to detect infringement of our intellectual property rights, and even if we detect such violations and decide to enforce our intellectual property rights, we may not be successful, and may incur significant expenses, in such efforts. In addition, any such enforcement efforts may be time-consuming, expensive and may divert management’s attention. Further, such enforcement efforts may result in a ruling that our intellectual property rights are unenforceable. Any failure to protect or any loss of our intellectual property may have an adverse effect on our ability to compete and may adversely affect our business, financial condition, and operating results.

We may become subject to intellectual property infringement claims and challenges by third parties.

Third parties may claim that certain aspects of our platform, content, and brand infringe on their intellectual property rights. Any claims or litigation, regardless of merit, could cause us to incur significant legal expenses and, if successfully asserted, could require us to pay substantial damages or make ongoing royalty payments, prevent us from offering certain aspects of our platform, comply with other terms that may be unfavorable to us, or require us to stop using technology that contains the allegedly infringing intellectual property.

Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims typically involve large legal fees, and the time and resources necessary to resolve them could divert our management’s attention and adversely affect our business and operating results. Although the Company takes steps to ensure the validity and security of purchased assets, the purchase of assets or businesses may give rise to claims of intellectual property infringement.

We may become subject to marketing use, image, defamation, or representation claims and challenges by third parties.

We expect to increase our use of image- and video-based recruiting technology solutions, which function by the recording and capture of images and videos of individuals. We store and communicate these images and video to third parties, including the employers that desire to hire individuals as contractors and employees. In providing the transmission of user-generated content, which includes but is not limited to images and video, we may be exposed to certain litigation risks, including but not limited to the right-to-use, defamation, marketing-use, representation, and other claims by both employers and individuals.

If we or our clients are perceived to have violated or are found in violation of, the anti-discrimination laws and regulations as the result of the use of predictive technologies or external independent recruiters in the recruitment process, it may damage our reputation and have a material adverse effect on our business and results of operations.

We and our clients may be exposed to potential claims associated with the use of predictive algorithms and external recruiters in the recruitment process, including claims of age and gender discrimination. For example, Title VII of the Civil Rights Act of 1964 (“Title VII”) prohibits employers from limiting employment opportunities based on certain protected characteristics, including race, color, religion, sex, and national origin. The Age Discrimination in Employment Act of 1967 (the “ADA”) prohibits discrimination based on age. Certain social media companies, as well as employers purchasing targeted ads from such companies, have recently come under scrutiny for discriminatory advertising. In September 2019, the U.S. Equal Employment Opportunity Commission (the “EEOC”) ruled that several employers violated the ADA and Title VII by publicizing job openings on social media through the use of ads that targeted young men to the detriment of women and older workers. If we or our clients are perceived to have violated or are found in violation of, Title VII, the ADA, or any other anti-discrimination laws and regulations as the result of the use of predictive technologies in the recruitment process, it may damage our reputation and have a material adverse effect on our business and results of operations.

If we cannot manage our growth effectively, our results of operations would be materially and adversely affected.

Businesses that grow rapidly often have difficulty managing their growth while maintaining their compliance and quality standards. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing additional executive and key personnel capable of providing the necessary support. There can be no assurance that our management, along with our staff, will be able to effectively manage our growth or meet our delivery requirements. Our failure to meet the challenges associated with rapid growth could materially and adversely affect our business and operating results.

If we are unable to maintain our relationships with payment and banking partners, our business could be materially and adversely affected.

We also rely on a network of disbursement partners to disburse funds to recruiters on our platform, including our banking partners and payment solution providers such as Bank of America.

Relationships with our payment partners are critical to our business. We may not be able to maintain these relationships in the future on terms favorable to us or at all. Our payment partners may, among other things:

●	be unable to effectively accommodate evolving service needs, including as the result of rapid growth or higher volume;

●	choose to terminate or not renew their agreements with us, or only be willing to renew on less advantageous terms;

●	change the scope of their services provided to us, cease doing business with us, or cease doing business altogether; or

●	experience delays, limitations, or closures of their own businesses, networks, or systems, resulting in their inability to process payments or disburse funds for certain periods of time.

Alternatively, we may be forced to cease doing business with our payment processors if card association operating rules, certification requirements and laws, regulations, or rules governing electronic funds transfers to which we are subject change or are interpreted to make it more difficult or impossible for us to comply. If we are unable to maintain our current relationships with payment partners on favorable terms, or if we are unable to enter into new agreements with payment partners, our business may be material and adversely affected.

We operate in an intensively competitive industry with our first product for the HR-Tech market, and we may not be able to compete successfully.

The HR-Tech, staffing and recruitment industry is one of our target industry verticals and is intensely competitive and we face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online procurement of professional employee talent. Larger and more established companies may focus on our direct market and could directly compete with us. Smaller companies, including software developers, could also launch new services that compete with us that could gain market acceptance quickly.

Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories, greater financial, technical, and other resources, that could allow them to respond more quickly and effectively than we do to new or changing opportunities, technologies, standards, regulatory conditions, or user preferences or requirements. These companies may use these advantages to offer products and services similar to ours at a lower price, develop different products and services to compete with our platform.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others, including our current or future third-party partners. By doing so, these competitors may increase their ability to meet the needs of existing or prospective users. These developments could limit our ability to obtain revenue from existing and new users. If we are unable to compete effectively against current and future competitors, our business and operating results would be materially and adversely impacted.

Our future success depends on our ability to retain and attract high-quality personnel, and the efforts, abilities and continued service of our senior management, and unsuccessful succession planning could adversely affect our business.

Our future success will depend in large part on our ability to attract and retain high-quality management, operations, and other personnel who are in high demand, are often subject to competing employment offers, and are attractive recruiting targets for our competitors. The loss of qualified executives and key employees, or inability to attract, retain, and motivate high-quality executives and employees required for the planned expansion of our business, may harm our operating results and impair our ability to grow.

We depend on the continued services of our key personnel, including Michael Lakshin, our President and Chairman of the Board of Directors, Michael Neece our Chief Product Officer and Director, and Conrad Huss, our Co-Chairman of the Board of Directors. The Company has entered into employment agreements with each of these individuals. Our work with each of these key personnel are subject to changes and/or termination, and our inability to effectively retain the services of our key management personnel, could materially and adversely affect our operating results and future prospects.

If there are adverse changes in domestic and global economic conditions, it may negatively impact our business.

Our business depends on the continued demand for labor and on the economic health of current and prospective clients that use our platform and services. Any significant weakening of the economy in the United States or globally, more limited availability of credit, a reduction in business confidence and activity, economic uncertainty, financial turmoil affecting the banking system or financial markets, a more limited market for independent professional service providers or information technology services, and other adverse economic or market conditions may adversely impact our business and operating results. Global economic and political events or uncertainty may cause some of our current or potential clients to curtail spending on hiring and may ultimately result in new regulatory and cost challenges to our operations. The COVID-19 pandemic had a negative effect on the global economic condition as well as the U.S. staffing industry. These adverse conditions could result in reductions in revenue, longer sales cycles, slower adoption of new technologies and increased competition, which could in turn materially and adversely affect our business, financial condition, and operating results.

The regulatory framework for privacy and data protection is complex and evolving, and changes in laws or regulations relating to privacy or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations, could adversely affect our business.

During our day-to-day business operations we receive, collect, store, process, transfer, and use personal information and other user data. As the result, we are subject to numerous federal, state, local, and international laws and regulations regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection both in the United States and abroad is, and is likely to remain for the foreseeable future, uncertain and complex, is changing, and the interpretation and enforcement of the rules and regulations that form part of this regulatory framework may be inconsistent among jurisdictions, or conflict with other laws and regulations. Such laws and regulations as they apply to us may be interpreted and enforced in a manner that we do not currently anticipate. Any significant change in the applicable laws, regulations, or industry practices regarding the collection, use, retention, security, or disclosure of user data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention, or disclosure of such data must be obtained, could increase our costs and require us to modify our platform and our products and services, in a manner that could materially affect our business.

The laws, regulations, and industry standards concerning privacy, data protection, and information security also continue to evolve. For example, in June 2018, California passed the California Consumer Privacy Act (the “CCPA”), effective January 1, 2020, which requires companies that process personal information of California residents to make new disclosures to consumers about such companies’ data collection, use, and sharing practices and inform consumers of their personal information rights such as deletion rights, allows consumers to opt out of certain data sharing with third parties, and provides a new cause of action for data breaches. The State of Nevada has also passed a law, effective October 1, 2019, that amends the state’s online privacy law to allow consumers to submit requests to prevent websites and online service providers from selling personally identifiable information that they collect through a website or online service. The costs of compliance with, and other burdens imposed by, the privacy and data protection laws and regulations may limit the use and adoption of our services and could have a material adverse impact on our business. As a result, we may need to modify the way we treat such information.

Any failure or perceived failure by us to comply with any privacy and data protection policies, laws, rules, and regulations could result in proceedings or actions against us by individuals, consumer rights groups, governmental entities or agencies, or others. We could incur significant costs investigating and defending such claims and, if found liable, significant damages. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

If we sustain an impairment in the carrying value of long-lived assets and goodwill, it will negatively affect our operating results.

As the result of our merger, we have a significant amount of long-lived intangible assets and goodwill on our consolidated balance sheet. Under the Generally Accepted Accounting Principles in the U.S. (“GAAP”), long-lived assets are required to be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If business conditions or other factors cause profitability and cash flows to decline, we may be required to record non-cash impairment charges. Goodwill must be evaluated for impairment at least annually or more frequently if events indicate it is warranted. If the carrying value of a reporting unit exceeds its current fair value, the goodwill is considered impaired. Events and conditions that could result in impairment in the value of our long-lived assets and goodwill include, but are not limited to, significant negative industry or economic trends, competition and adverse changes in the regulatory environment, significant decline in the Company’s stock price for a sustained period of time, limited funding, as well as or other factors leading to reduction in expected long-term revenues or profitability. If we record impairment charges related to our goodwill and long-lived assets, our operating results would likely be materially and adversely affected.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired. We reported material weaknesses in both the design and effectiveness of our internal control over financial reporting for the year ended December 31, 2024.

We seek to maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which could result in loss of investor confidence and could have an adverse effect on our stock price.

As of December 31, 2024, management determined that we had a material weaknesses in both the design and effectiveness of our internal control over financial reporting. A material weakness in internal controls is a deficiency in internal control, or combination of control deficiencies, that adversely affects our ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP such that there is more than a remote likelihood that a material misstatement of our annual or interim financial statements that is more than inconsequential will not be prevented or detected. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations, Management’s Annual Report on Internal Control Over Financial Reporting.”

Risks Related to this Offering and Our Common Stock

Our Common Stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our Common Stock.

To date there has been limited trading in our Common Stock and there can be no assurance that an active trading market in our Common Stock will either develop or be maintained. Our Common Stock is likely to experience significant price and volume fluctuations in the future, which could adversely affect the market price of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, including as the result of the COVID-19 pandemic and general economic weakness, could cause the price of our Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Common Stock will be stable or appreciate over time.

Because we may issue preferred stock without the approval of our stockholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, the Board may authorize, without a vote of our stockholders, an issuance of one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our Common Stock. This could cause the market price of our Common Stock shares to drop significantly, even if our business is performing well, and make it more difficult for shareholders to sell their Common Stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 20,000,000,000 shares of common stock. As of the date of this Offering Circular, we have approximately 1,434,469,494 shares of common stock issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock without the consent of any of our stockholders. Consequently, you may experience more dilution in your ownership of our securities in the future.

The market price of our Common Stock may be volatile and could decline.

The market price of our Common Stock has fluctuated substantially in the past and is likely to continue to be highly volatile and subject to wide fluctuations in the future. A number of factors could cause the market price of our Common Stock to decline, many of which we cannot control, including the following:

●	market conditions in the broader stock market in general, or in our industry in particular;

●	actual or anticipated fluctuations in our financial and operating results;

●	introduction of new products and services by us or our competitors;

●	sales, or anticipated sales, of large blocks of our stock;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	changes in accounting principles or methodologies;

●	acquisitions by us or by our competitors;

●	litigation and governmental investigations; and

●	political and geopolitical events and general economic conditions and trends, including the possible effects of the widespread domestic and global impact of the COVID-19 pandemic.

These and other factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their Common Stock and may otherwise negatively affect the liquidity of our Common Stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

We do not anticipate that we will pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid any dividends on our Common Stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares an investor owns.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. Occasionally, strategic partners are also interested in investing at an early stage. When the company seeks cash investments from outside investors, such as in this Offering, the new investors may pay a larger sum for their shares than the founders, early employees, or investors from prior financings, which means that the cash value of an investor’s stake is diluted because each share of the same type is worth the same amount, and new investors paid more for shares than earlier investors. Dilution may also be caused by pricing securities at a value higher than book value or expenses incurred in the offering.

In the past twelve (12) months, we have sold 0 shares of Common Stock.

Prior to this Offering, shares of our Common Stock have been quoted on the OTC Markets – Pink Open Market, and, as of the date of this Offering Circular are being quoted at $0.0001 per share. Accordingly, if you purchase shares of our Common Stock in this Offering, you will experience immediate and substantial dilution.

Investors in this Offering also could be diluted if we issue additional shares of Common Stock in the future, whether as part of a capital-raising event, or issued as compensation to our employees or marketing partners. When we issue more shares of Common Stock, the percentage of our Common Stock owned by a shareholder will go down, even though our value may go up. This increase in the number of shares of Common Stock outstanding could result from a stock offering such as an initial public offering, a venture capital round or an angel investment.

If you purchase shares in this offering, your ownership interest in our common stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of may 16, 2025, was $(4,523,475) or $(0.0032) Per then-outstanding share of our common stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our common stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (without deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.001	$0.001	$0.001	$0.001
Historical net tangible book value per share as of May 16, 2025 (1)	(0.0032)	(0.0032)	(0.0032)	(0.0032)
Increase in net tangible book value per share attributable to new investors in this offering	(0.0019)	(0.0016)	(0.0013)	(0.0007)
Net tangible book value per share, after this offering	(0.0012)	(0.0015)	(0.0019)	(0.0024)
Dilution per share to new investors	0.0022	0.0025	0.0029	0.0034

(1)	Based on net tangible book value as of March 31, 2025, of $(4,523,475) and 1,434,469,494 outstanding shares of Common stock as of May 16, 2025.

PLAN OF DISTRIBUTION

General

We are offering up to $1,250,000 shares of Common Stock on a continuous basis at an offering price of $0.001per share in a “Tier 1” offering under Regulation A. The minimum purchase requirement for an investor to participate in this Offering of Common Stock is $10,000 with investors having the ability to purchase additional shares of our Common Stock in integral multiples of $5,000.

This Offering is being conducted on a “best-efforts” basis by our directors, officers and employees who will not be compensated for their efforts. The Company has not engaged, and does not intend to engage, any brokers, dealers, finders or other agents in connection this Offering.

There is no minimum number of shares of our Common Stock that must be sold by us in this Offering for a closing to occur. Accordingly, we may receive no or minimal proceeds from this Offering. Subscriptions will be accepted on a rolling basis, and the proceeds from all accepted subscriptions will be immediately available for use by us. See “Use of Proceeds.” No proceeds will be placed in an escrow account during this Offering, and no proceeds will be returned once your subscription agreement has been accepted by us. We reserve the right to reject or limit the size of your subscription for any reason, and, if we do reject or limit the size of your subscription, we will promptly return your funds without interest or deduction.

We expect to commence the sale of the Common Stock as of the date on which the Offering Statement, of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”). This Offering will terminate at the earliest of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. (such earlier date, the “Termination Date”) over a maximum period of 3 years, starting from the date of qualification of this Offering Statement. Notwithstanding the foregoing, this Offering may be extended in our sole discretion.

Our Common Stock is quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO”.

Determination Of Offering Price

Prior to this Offering, there has been no public market for our shares of Common Stock, and we do not expect one to develop hereafter. Accordingly, we determined the price per share of our Common Stock being offered in this Offering. The principal factors we considered in determining such price include:

●	the information set forth in this Offering Circular;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our business;

●	the general condition of the securities markets at the time of this Offering;

●	quotations for shares of our Common Stock

●	the recent market prices of, and demand for, publicly-traded common stock of generally comparable companies; and

●	other factors we deemed relevant.

Procedures for Subscribing

After this Offering Circular has been qualified by the SEC, we will commence this Offering and the sale of shares of our Common Stock.

We will use our website, www.bowmo.com, to provide notification of this Offering. The link captioned “https://bowmo.com/regulation_a” will direct you to a landing page dedicated this Offering which will provide you with detailed information regarding purchasing shares of our Common Stock. This Offering Circular will be available to you for downloading 24 hours per day, 7 days per week on the landing page dedicated to this Offering.

To subscribe for shares of our Common Stock, you must:

●	Go to www.bowmo.com and then click on the link captioned “[https://bowmo.com/regulation_a ]” to register;

●	Complete profile setup and link to a bank account;

●	Thereafter, click on the “Subscribe” link which will open the subscription panel;

●	Provide all subscription information;

●	Carefully review, consider and sign the Subscription Agreement;

●	Based upon your subscription information, we may ask you to provide identification or proof of your “accredited investor” status before accepting your subscription.

You will have ample time, and we strongly encourage you to review the Subscription Agreement together with your legal and financial advisors, prior to making any final investment decision.

You may subscribe by delivering funds by check, wire transfer or ACH transfer to the segregated account which we control. We will hold such funds in the segregated account until we have accepted your subscription. Upon accepting your subscription, your funds will be made available to us for use. See “Use of Proceeds.” We reserve the right to reject or limit the size of your subscription for any reason, and, if we do reject or limit the size of your subscription, we will promptly return your funds without interest or deduction.

Once you submit the Subscription Agreement and deliver your funds, you may not revoke your subscription or request the return of your subscription funds. Once delivered to us, all subscription agreements and funds are irrevocable.

No Escrow

We have not established an escrow account or hired an escrow agent to hold funds delivered by potential investors. Funds will be held in a segregated account controlled by us until we have accepted a potential investor’s subscription. At that time, those funds will become available for use by us. See “Use of Proceeds.”

Transfer Agent

Madison Stock Transfer, Inc., is the transfer agent for our Common Stock. The principal office of Madison Stock Transfer, Inc. is located at 2500 Coney Island Ave., Brooklyn NY, 11223, and its telephone number is (718) 627-4453.

Issuance of Certificates

Once we have accepted your subscription, we will issue you the subscribed shares of our Common Stock in “book entry” form via our transfer agent. Accordingly, you will not receive a certificate evidencing the shares of our Common Stock for which you subscribed; rather, you will receive an account statement from our transfer agent that verifies your ownership of the shares of our Common Stock for which you subscribed.

Transferability of the Offered Shares

Generally, the shares of our Common Stock sold in this Offering will be freely transferable, subject to any restrictions imposed by applicable securities laws.

USE OF PROCEEDS

We estimate that net proceeds from the sale of shares of our Common Stock in this Offering will be approximately $1,220,000 after deducting the estimated offering costs and expenses payable by us. We intend to use the net proceeds we receive from this Offering for continued research and development, product development, sales and marketing activities and general corporate purposes, including working capital needs and operational expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions, products, or businesses that complement our business, although we have no present commitments or agreements to enter into any such acquisitions or investments, other than disclosed in the Company’s filings. Pending such use of the net proceeds, we may invest the proceeds in, among other things, highly liquid short-term securities.

We will not receive any of the proceeds from the sale of the common stock by the Selling Shareholders. If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000) will be $1,2200,000.

We will use these net proceeds for the following:

Shares Offered (% Sold)	100% Shares Sold		75% Shares Sold		50% Shares Sold		25% Shares Sold
Gross Offering Proceeds		$1,250,000		$937,500		$625,000		$312,500
Approximate Offering Expenses (1)
Misc. Expenses		5,000		5,000		5,000		5,000
Legal and Accounting		25,000		25,000		25,000		25,000
Total Offering Expenses		30,000		30,000		30,000		30,000
Total Net Offering Proceeds
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation		$500,000		$375,000		$250,000		$125,000
Products		$200,000		$150,000		$100,000		$50,000
	$		$		$		$
Advertising / Marketing		$50,000		$37,500		$25,000		$12,500
Working Capital		$100,000		$75,000		$50,000		$25,000
Legal & Accounting		$50,000		$37,500		$25,000		$12,500
Consulting Fees		$10,000		$7,500		$5,000		$2,500
Research and Development		$50,000		$37,500		$25,000		$12,500
General and Administrative Expenses		$40,000		$30,000		$20,000		$10,000
Total Principal Uses of Net Proceeds		$1,000,000		$750,000		$500,000		$250,000
Amount Unallocated		$220,000		$157,500		$95,000		$32,500

(1)	Offering expenses have been rounded to $30,000.

(2)	Any line-item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

BUSINESS

Item 1. Business.

Background

Cruzani, Inc., a Wyoming corporation that was incorporated on February 5, 1999 (“Cruzani”), was previously a franchise development company that built and represented popular franchise concepts, and other related businesses, throughout the United States as well as in international markets.

On April 29, 2022, Cruzani entered into an Agreement and Plan of Merger (the “Merger Agreement”) with bowmo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Cruzani (“Merger Sub”), bowmo, Inc., a Delaware corporation that was incorporated on May 22, 2015 (“Target”), and Michael E. Lakshin on behalf of Target’s stockholders. Pursuant to the Merger Agreement, on May 4, 2022, Merger Sub was merged with and into Target with Target surviving the merger as the wholly owned subsidiary of Cruzani (the “Merger”). As consideration for the Merger, Cruzani received all of the issued and outstanding shares of capital stock of Target, and the legacy stockholders of Target received shares of Series G preferred stock of Cruzani having voting rights equivalent to 78% of the total voting rights of all holders of capital stock of Cruzani.

On June 16, 2022, Cruzani filed articles of amendment with the Secretary of State of the State of Wyoming to change its name to “bowmo, Inc.”

Effective December 16, 2022, pursuant to an Asset Purchase Agreement (the “APA”) with Interview Mastery (“Interview Mastery”), by and through Michael R. Neece (“Neece”) and Caseridus, Inc. Under the terms of the APA, the Company is to pay the purchase price through the issuance of 1,000,000,000 shares of the Company’s common stock in two tranches: (i) 500,000,000 shares of Company common stock to the stockholders of Interview Mastery that vest immediately for all of the business assets of Interview Mastery, valued at $200,000 based on the acquisition date share price; and (ii) 500,000,000 shares of Company common stock issued in consideration of Neece’s employment with the Company which shall vest over a four (4) year period during which 25% of the shares will vest on the first-year anniversary of Neece’s employment, followed by vesting in increments of 6.25% of the shares per quarter (3-month period) thereafter until the full amount is vested and all of which shall be contingent upon Neece’s continual employment with the Company. As of the date of this Annual Report, none of the shares issuable in connection with the APA has been issued, and as such, has been recorded as a liability in accrued expenses on the consolidated balance sheets. In connection with the APA, the Company is to create a new board seat and offer such seat to Neece who will be formally invited to join the Company’s Board of Directors. As of the date of this Offering, none of these actions has been taken by the Company.

Overview

Bowmo, Inc. (OTC: BOMO), headquartered in New York City, is an AI-powered software and services company on a mission to transform productivity across industries. Our proprietary platform blends artificial intelligence (AI), machine learning (ML), extended reality (XR/VR/AR), blockchain, and workflow automation to streamline business processes, eliminate inefficiencies, and empower human capital.

Our flagship product, OWN-HR, is an intelligent HR-tech solution built on a multi-vertical core platform that can be rapidly adapted to serve other markets such as cybersecurity, SaaS sales, retail, sports, media & entertainment, and real estate.

Our Mission

Our mission is to accelerate human and business productivity at scale by delivering a smart, intuitive platform for multiple verticals. Bowmo empowers users with AI-driven virtual assistants and industry-specific features that reduce time-to-revenue, eliminate manual tasks, and allow individuals to focus on strategic, high-value activities.

Why Invest in Bowmo Now?

1. A Scalable, Multi-Vertical Platform

We are building a unified SaaS platform that integrates AI, XR, and blockchain. This infrastructure allows for fast configuration of solutions tailored to specific industries, enabling us to pivot quickly in response to changing market demands and diversify our revenue streams.

2. Explosive Market Growth

Spending on public cloud services grew by 19.4% to $824.7 billion in 2025, driven by demand for generative AI, immersive technologies, and digital automation. Bowmo is strategically positioned to capitalize on this trend.

3. Strong Business Model

Our vertically integrated model combines software, services, and e-learning. This approach ensures multiple revenue streams, reduces customer acquisition friction, and enhances long-term value through recurring SaaS subscriptions and content delivery.

4. Significant Upside Potential

Our long-term strategic roadmap anticipates a company valuation exceeding $140 million by 2029, driven by:

-	Organic growth and new customer acquisition,

-	Roll-up acquisitions in key verticals,

-	Expansion of product offerings into new B2B and B2C markets.

5. Experienced, Visionary Team

Led by a world-class team with deep experience in AI, software development, and executive leadership, Bowmo’s management has a proven track record of successfully scaling startups and operating public companies.

6. Publicly Traded with Clear Exit Strategy

As an OTC-listed company, Bowmo is targeting a future uplisting to NASDAQ or pursuing alternative liquidity events aligned with maximizing investor returns.

Market Problem & Opportunity

1. Poor User Experience

Legacy enterprise software is clunky, unintuitive, and requires significant onboarding effort. Bowmo offers a modern, user-first design with intuitive navigation and embedded AI support to accelerate adoption and user satisfaction.

2. Fragmented Workflows

Companies today rely on siloed, single-purpose tools that create friction in workflows and disconnects in decision-making. Bowmo unifies these into one platform that seamlessly integrates data, automates tasks, and connects systems.

3. Limited Productivity

Manual, repetitive tasks consume valuable time across departments. Our platform automates low-value operations, enabling employees to refocus on growth, innovation, and customer engagement.

Product & Platform

Minimum Viable Product (MVP): OWN-HR

Our MVP showcases the functionality of OWN-HR — a next-generation, AI-driven HR solution designed for in-house and agency recruiters. It includes:

-	End-to-end recruiter workflows

-	AI-powered candidate matching

-	Integration with Bowmo’s proprietary e-learning content

-	An XR-enhanced user interface for immersive experience

Minimum Viable Product (MVP): OWN-Investment Relations (IR)

Our MVP showcases the functionality of bowmo’s OWN-IR solution — an investment solution that reduces time to money for fund-raising companies, accelerates decision-making for investors, and provides a new revenue source for investment relation firms:

The OWN-IR solution includes:

-	Immersive and traditional presentations and demonstrations of investment opportunities

-	AI-powered digital assistant that responds to investor questions

-	An XR-enhanced user interface for immersive experience

-	Machine Learning (ML) powered digital assistant that learns from every investor question

The MVP also demonstrates how the same core architecture will power solutions across other industries.

The Multi-Vertical Platform Strategy

Bowmo’s platform was architected from day one to serve multiple industries. Each solution is configured from a common technological core, enabling:

-	Faster time-to-market for new verticals

-	Lower cost of development

-	Risk mitigation by not relying on a single-industry revenue stream

-	Higher lifetime customer value

Targeted industries include Investor Relations, SaaS Sales, Human Resources (HR), real estate, e-commerce of customizable products, entertainment, and corporate training.

Software Services

Bowmo recently launched sales efforts in the USA offering clients custom 3D, AI, XR e-commerce solutions. Bowmo is leveraging Digital Tails Group’s 3D-visualization, AI and extended reality (XR/VR/AR) expertise, 50+ engineers and successful projects delivered to European clients. Digital Tails Group (DTG) was acquired by bowmo on December 31, 2024. DTG case studies, client references and scores of successful sample projects are being leveraged to penetrate the USA market in order to generate sales revenue from US sales.

Investment Opportunity

We are offering investors a unique opportunity to participate at a high-growth stage as we scale our technology, expand into new markets, and position Bowmo as a category-defining AI and XR platform company. Our focus is on:

-	Rapid commercialization of OWN-HR or OWN-IR

-	Building a software services revenue pipeline in the USA leveraging Digital Tails Group proven success in European markets

-	Expansion into additional verticals by Q2 2026

-	Strategic partnerships and acquisitions

-	Uplisting and enhanced investor liquidity

Bowmo is not just building products — we are creating an ecosystem that redefines how work gets done in the AI era.

Conclusion

Bowmo combines the scalability of a SaaS platform, the innovation of AI and XR, and the strategic focus of a multi-vertical rollout. With a proven team, a disruptive vision, and a software service already in the market, Bowmo offers investors a compelling growth opportunity with multiple exit scenarios and long-term value creation.

With our proprietary software platform that includes integrated artificial intelligence (“AI”), extended reality (“XR”) technologies, blockchain and workflow automation capabilities, we are able to rapidly develop new and diverse solutions to solve industry specific challenges. This platform approach should give us the capability to diversify revenue streams.

Our Business

Our goal is to constantly improve our core technology platform to address present and future market needs by offering a unique combination of proprietary artificial intelligence (“AI”) based technology, extended reality (XR) technologies, blockchain and workflow automation capabilities.

With our integrated technology platform as a foundation for our VIBM we are able to leverage a single AI and XR platform to build solutions for multiple industry challenges. For example, our initial solutions will target HR-Tech, high end configurable luxury items like custom furniture and jewelry, sales automation and real estate.

Business and Roll-Up Strategy

We consider our Roll-up Strategy as one of the fastest ways to grow our business and increase our market share before the any single industry reaches a competitive plateau. To implement our Roll-Up Strategy, we will seek to acquire target companies that will be accretive to our business model by meeting the following key-criteria:

●	scalable business model that will, in turn, help us to grow our offerings

●	similar business vision and culture to that of our company.

●	value, history and estimated longevity of the target companies’ respective clients as well as the target companies’ respective business pipelines.

●	gross annual sales revenue ranging from $15 million to $30 million with at least 10% net operating income.

●	the management teams of the target companies must agree to receive capital stock and notes payable as deal consideration.

Plan and Agreement of Merger

On December 13, 2024, bowmo, Inc., (the “Company”), Bowmo Merger Sub, Inc. (“Merger Sub”), OWNverse, LLC, a Delaware limited liability company, and Digital Tails Group, a Serbian company, (“Targets”) entered into Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub will acquire the Targets on or about December 31, 2024, and then will merge with and into Bowmo.

Pursuant to the Agreement, the purchase price for 100% of the issued and outstanding membership and shares of the Targets will be 1,500 shares of Series I Preferred stock that equals 15% of the Company, the Company agrees to pay the Targets One Million ($1,000,000) dollars twelve (12) months after the acquisition is completed, if the Targets reach $1,500,000 in revenue one year after the acquisition the Company will issue another 250 shares of the Series I Preferred stock, the Targets can earn a further 250 shares of Series I Preferred stock (for a total of 2,000 shares of Series I Preferred Stock) if the Targets revenues reach $2,000,000 within the first year after the acquisition, and Targets will receive $143,000 convertible promissory note that is to repaid within six (6) months of the acquisition or can be converted into common shares thereafter (the “Merger Consideration”). If the Company fails to pay the $1,000,000 within the twelve (12) months of completing the acquisition the Targets have the right to either create a convertible promissory note in the amount of $1,000,000 that would convert at the closing share price as per the OTC Markets, or the Targets may unwind the Agreement.

The Merger Consideration will be issued to the owners of Targets in the Merger. Merger closing is to occur upon the satisfaction of several conditions, including customary closing conditions, including the receipt of PCAOB audited financials, necessary approval from each of the Company and Targets, the accuracy of the representations and warranties of the other party, performance by the other party of its obligations under the Merger Agreement, and the absence of any material adverse changes in the condition of the other party. The Company’s management sees no impediment to the consummation of the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or Targets, their respective affiliates or their respective businesses.

The Agreement contains customary representations and warranties, operating covenants and termination rights.

The foregoing provides only a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Agreement filed as an exhibit to our Current Report on Form 8-K that was filed with the SEC on December 20, 2024, and is incorporated herein by reference.

Facilities

The Company currently has no ownership or leases of property. The Company’s business mailing address is 99 Wall Street, Suite 921, New York, New York 10005.

Employees

The Company does not have any employees other than our executive officers. There are no collective-bargaining agreements with our employees, and we have not experienced work interruptions or strikes. We believe our relationship with our employees is good. Each of our executive officers has entered into an employment contract with our company.

Management

Our executives are seasoned professionals in internet-enabled businesses and the recruitment industry. Our management team has participated in multiple successful investments and transactions and has extensive business and financial acumen.

●	Michael E. Lakshin, Chairman of the Board of Directors and President

●	Michael Neece, Chief Product Officer, Director

●	Conrad Huss, Co-Chairman of the Board of Directors

Competition

One of our target markets is HR-Tech, the staffing and recruitment services online that is highly competitive, fragmented, and undergoing rapid changes following increasing demand, technological advancements, and shifting needs. We compete with several online and offline platforms and services, including but not limited to, the following:

●	Traditional talent acquisition and staffing service providers and other outsourcing providers, such as the Adecco Group; Korn Ferry; Russell Reynolds Associates, Inc.; and Robert Half International, Inc.;

●	Other e-staffing and recruitment marketplace providers, such as Hired.com, Scout Exchange, and Reflik;

●	Professional and personal social media platforms, such as LinkedIn and Facebook;

●	Software and business services companies focused on video hiring talent acquisition, management, invoicing, or staffing management products and services;

●	Online and offline job boards, classified ads, and other traditional means of finding work and service providers, such as Craigslist, CareerBuilder, Indeed, Monster, and ZipRecruiter.

●	Additionally, well-established internet companies, such as Google and Amazon, have entered or may decide to join our market and compete with our platform.

We compete based on several factors, including, among other things: size and engagement of user base, brand awareness and reputation, relationships with third-party partners, and pricing. We differentiate ourselves through what we call our “three uniques:” people, technology and added value. We pride ourselves on:

●	Our people, who are experts in the recruiting and HR-Tech industry;

●	The Platform, which is a complete and custom-built marketplace software platform, with many integrations that have been originally developed and upgraded over several years;

●	Providing added value, such as E-Learning and RaaS, is critical. We believe that any kind of technology will eventually become a commodity. However, when the HR-Tech industry will reach the plateau of a competition curve, real added-value will become the biggest true differentiator (in addition to: price/value of services, brand recognition/equity, etc.).

These “three uniques” form our competitive “moat,” which management believes would be highly challenging for any competitor to replicate.

Intellectual Property

The protection of our intellectual property is an essential aspect of our business. We own our domain names and trademarks relating to our website’s design and content, including our brand name and various logos and slogans. We rely upon a combination of trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments, and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention or work product assignment agreements with our employees and consultants to control access to and clarify ownership of our software, documentation, and other proprietary information.

As of the date of this Offering Circular, we own and have registered the trademark “BOWMO” in the United States.

We consider our brand, “Bowmo,” as an essential and valuable asset.

Government Regulation

We are subject to a number of US federal and state and foreign laws and regulations that apply to internet companies and businesses that operate online marketplaces connecting businesses with recruiters. These laws and regulations may involve worker classification, employment, data protection, privacy, online payment services, content regulation, intellectual property, taxation, consumer protection, background checks, payment services, money transmitter regulations, anti-corruption, anti-money laundering, and sanctions laws, or other matters. Many of the rules and regulations that are or may apply to our business are still evolving and being tested in courts and could be interpreted in ways that could adversely impact our business. Also, the application and interpretation of these laws and regulations are often uncertain, particularly in the industry in which we operate.

Additionally, our technology platform and the Platform user data it uses, collects, or processes to run our business is an integral part of our business model and, as a result, our compliance with laws dealing with the use, collection, and processing of personal data is part of our strategy to improve platform user experience and build trust.

Regulators around the world have adopted, or proposed requirements regarding the collection, use, transfer, security, storage, destruction, and other processing of personally identifiable information and other data relating to individuals, and these laws are increasing in number, enforcement, fines, and other penalties. Two such governmental regulations that carry implications for our platform are the GDPR and the CCPA.

The GDPR went into effect in May 2018, implementing more stringent requirements in relation to companies’ use of personal data relating to all EU individuals (“data subjects”). Under the GDPR, the expanded definition of personal data includes information such as name, identification number, email address, location data, online identifiers such as internet protocol addresses and cookie identifiers, or any other type of information that can identify a living individual. The GDPR imposes a number of new requirements, which include: a valid ground for processing each instance of personal data; higher standards for organizations to demonstrate that they have obtained valid consent or have another legal basis in place to justify their data processing activities; providing expanded information about how data subjects’ personal data is or will be used; carrying out data protection impact assessments for operations which present specific risks to individuals due to the nature or scope of the processing operation; an obligation to appoint data protection officers in certain circumstances; new rights for individuals to be “forgotten” and rights to data portability, as well as enhanced current rights; the principle of accountability and demonstrating compliance through policies, procedures, training, and audit; profiling restrictions; and a new mandatory data breach reporting regime.

In the United States, California recently adopted the CCPA, which came into effect in January 2020. Similar in certain respects to the GDPR, the CCPA establishes a new privacy framework for covered businesses, including an expanded definition of “personal information”; new data privacy rights for California residents, requiring covered businesses to provide further disclosure to consumers and affording consumers the right to opt-out of individual sales of personal information; special rules on the collection of consumer data from minors; and a potentially severe statutory damages framework and private rights of action for CCPA violations and failure to implement reasonable security procedures and practices.

Facilities

We do not own or lease any real property or any facility our mailing address is 99 Wall Street, Suite 921 New York, NY 10005.

We believe that our virtual environment is adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On November 22, 2024, the New Jersey Attorney General filed a civil enforcement action against Michael Lakshin and Edward Aizman for their roles in raising funds from an investor, in the amount of approximately $85,000. The Case is currently ongoing.

Except as disclosed above, as of the date of this Offering Circular, there are no other material pending legal or governmental proceedings relating to our Company or properties to which we are a party, and, to our knowledge, there are no material proceedings to which any of our directors, executive officers, or affiliates are a party adverse to us or which have a material interest adverse to us.

Employees

The Company does not have any employees other than our executive officers. There are no collective-bargaining agreements with our employees, and we have not experienced work interruptions or strikes. We believe our relationship with our employees is good. Each of our executive officers has entered into an employment contract with our company.

Culture and Team

Our team has many years of experience in online recruiting and technology. We are inspired every day by our mission to connect people to create terrific job matches. Our motto is “It’s all about people and for the people”, which means that most successful companies are built by people who are devoted to making other people’s lives better through their products and services.

As we build the next generation of recruiting technology powered by AI, we look for people who are passionate about connecting people and helping to develop better work experiences and career opportunities for others. We pride ourselves on being a team on a mission, with big goals and even bigger dreams for the company. We work virtually, with lean operations and an efficient cost model, while staying firmly connected through chat and video.

We believe we are an enterprise where individuals have the ability to make an impact. We pay little attention to job titles and much more attention to results - who’s thinking creatively and making positive contributions daily. At all times, we try to effectively tie things like compensation to direct contribution and foster an environment of inclusion, fairness and equity. We’re specialists in recruiting and know what it takes to be an employer of choice and a great place to work. We strive to make our workplace enjoyable and rewarding.

Diversity

We connect people from an extraordinarily diverse range of backgrounds and locations. We strive to make a product and provide services that make a difference, and one that helps build a just, equitable future for us all. We are committed to being an equal opportunity employer ourselves, and we only work with clients who respect both the law and spirit of equal opportunity employment. Further, we believe that, as we grow as a company, our success will be predicated on drawing from and amplifying a diverse range of voices, both internally and externally.

We are fortunate to have a vibrant and innovative staff from diverse backgrounds. We hold ourselves to a high standard of equity and inclusion.

We welcome people from all backgrounds to apply to our internal careers and our client roles. We are also very interested in developing new practices to increase fairness in our hiring processes, including quantitative assessments, bias training, and reducing bias from new virtual tools that we introduce, such as video screening. We regularly and routinely seek out ways to improve our recruiting practices and expand the breadth and depth of our network of recruiters.

Principal Executive Office

We currently do not have a principal executive office. Our business mailing address is 99 Wall Street, Suite 921 New York, NY 10005. Our telephone number is (347) 644-0119. The address of our website is www.bowmo.com. The inclusion of our website address in this Offering Circular does not include or incorporate by reference the information on our website into this Offering Circular.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements contained in the following MD&A and elsewhere throughout this Offering, including any documents incorporated by reference, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our management’s beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of our management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties detailed in our filings with the SEC.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Certain information contained in this discussion and elsewhere in this report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by that act. The safe harbor created by the Private Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3(a)(51-1) under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Report or which are otherwise made by or on our behalf. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “explore,” “consider,” “anticipate,” “intend,” “could,” “estimate,” “plan,” or “propose” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

●	Our ability to raise capital necessary to sustain our anticipated operations and implement our business plan,

●	Our ability to implement our business plan,

●	Our ability to generate sufficient cash to survive,

●	The degree and nature of our competition,

●	The lack of diversification of our business plan,

●	The general volatility of the capital markets and the establishment of a market for our shares, and

●	Disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political and economic events and environmental weather conditions.

We are also subject to other risks detailed from time to time in our other filings with SEC and elsewhere in this Offering. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Recent Event

On March 22, 2024, we entered into a Plan and Agreement of Merger (the “Merger Agreement”) with OWNverse, LLC, a Delaware limited liability company (“OWNverse”), pursuant to which OWNverse would become a wholly-owned subsidiary of our company. Pursuant to the Merger Agreement, our company would deliver an aggregate of 2,000 shares of to-be-designated Series I Preferred Stock of the Company, an aggregate of $2,000,000 in principal amount promissory notes that are to be due and payable two years from their issuance dates and promissory notes with an aggregate of up to $270,000 that are to be due and payable six months from their issuance dates. The consummation of the Merger Agreement has not been completed, due to our company’s lack of capital. There is no assurance that we will be able to obtain sufficient capital to do so. However, the owners of OWNverse remain, as of the date of this Annual Report, committed to completing the Merger.

2022 Acquisition – Interview Mastery

Effective December 16, 2022, pursuant to an Asset Purchase Agreement (the “APA”) with Interview Mastery (“Interview Mastery”), by and through Michael R. Neece (“Neece”) and Caseridus, Inc. Under the terms of the APA, the Company is to pay the purchase price through the issuance of 1,000,000,000 shares of the Company’s common stock in two tranches: (i) 500,000,000 shares of Company common stock to the stockholders of Interview Mastery that vest immediately for all of the business assets of Interview Mastery, valued at $200,000 based on the acquisition date share price; and (ii) 500,000,000 shares of Company common stock issued in consideration of Neece’s employment with the Company which shall vest over a four (4) year period during which 25% of the shares will vest on the first-year anniversary of Neece’s employment, followed by vesting in increments of 6.25% of the shares per quarter (3-month period) thereafter until the full amount is vested and all of which shall be contingent upon Neece’s continual employment with the Company. As of the date of this Annual Report, none of the shares issuable in connection with the APA has been issued, and as such, has been recorded as a liability in accrued expenses on the consolidated balance sheets. In connection with the APA, the Company is to create a new board seat and offer such seat to Neece who will be formally invited to join the Company’s Board of Directors. As of the date of this Annual Report, none of these actions has been taken by the Company.

This acquisition was accounted for as a business combination in accordance with the acquisition method under the guidance Section 368(a)(1)(C) of the Internal Revenue Code of 1986. This business combination was accounted for as a related party acquisition, as Neece is the chief product officer of the Company Accordingly, the total purchase consideration was allocated to net acquired based on their respective historical costs. The assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their historical costs as of the acquisition date.

The final allocation of the purchase price in connection with the Interview Mastery acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,633
Prepaid expenses	997
Loss on acquisition – related party	197,370
	$200,000

Total acquisition costs incurred were $58,092 recorded as a component of General and administrative expenses. As a result of the business combination, the Company recognized a related party loss of $197,370 which is included in general and administrative expenses on the consolidated statements of operations during the year ended December 31, 2022.

Results of Operations

Revenues. Revenues for the year ended December 31, 2024, were $0, compared to revenues for the year ended December 31, 2023, of $243,434, which decrease is due primarily to a lack of operating capital restrained potential growth in revenues.

Cost of Revenues. Cost of revenues for the year ended December 31, 2024, was $0, compared to cost of revenues for the year ended December 31, 2023, of $200,039. The decrease of costs of revenues due to not generating any associated revenues.

Compensation Expense. Compensation expense for the year ended December 31, 2024, was $456,758 compared to compensation expense for the year ended December 31, 2023, of $517,618, and consists entirely of compensation paid to officers, $456,758, of which was accrued.

Professional Fees. Consulting fees for the year ended December 31, 2024, were $126,686 , compared to consulting fees for the year ended December 31, 2023, of $340,770. This decrease is attributable to the Company’s lack of operating capital.

General and administrative expenses. General and administrative expenses for the year ended December 31, 2024, were $93,143, compared to general and administrative expenses for the year ended December 31, 2023, of $131,590, which reduction is primarily attributable to our reduction in operations.

Professional fees. Professional fees for the year ended December 31, 2024, were $126,686, compared to professional fees for the year ended December 31, 2023, of $340,770. The decrease in professional fees is attributable to our reduced activity associated with our lack of operating capital.

Other Income (Expense). Total other income for the year ended December 31, 2024, was $232,302, compared to other expense for the year ended December 31, 2023, of $(2,802,369). In future periods, it is expected that other expense will increase, due to our being in default under substantially all of our outstanding debt instruments.

Net Loss. Our net loss for the year ended December 31, 2024, was $444,284, compared to a net loss for the year ended December 31, 2023, of $3,748,952.

Liquidity and Capital Resources

For the year ended December 31, 2024, we used $370,217 of cash in operating activities, compared to the year ended December 31, 2023, when we used $4,530,575 of cash in operating activities.

For the years ended December 31, 2024, and 2023, investing activities did not use or provide cash, respectively.

For the year ended December 31, 2024, financing activities provided $368,155, compared to the year ended December 31, 2023, when financing activities provided $4,369,780 in cash derived from third-party debt financing.

The Company currently owes $67,808 on notes payable, all of which are in default, and $372,697 for outstanding convertible notes, net of discounts, all of which are in default.

Three months Ended March 31, 2025, Compared to the Three months Ended March 31, 2024.

Revenue. We derived no revenues from operations for the three months ended March 31, 2025, and March 31, 2024, respectively. Our lack of revenues during current period is due to our lack of operating capital. We are unable to predict if and when we will obtain the capital needed to begin to generate revenues again.

Cost of Revenue. Cost of revenues for the three months ended March 31, 2025 and 2024, was $0 and $0, respectively.

Compensation Expense. Compensation expense for the three months ended March 31, 2025, was $60,493, compared to the three months ended March 31, 2024, when we reported compensation expense of $125,000. In both periods, compensation expense consisted entirely of compensation paid and accrued to officers.

Consulting Expense. Consulting expense for the three months ended March 31, 2025, and 2024 was $0, and $0, respectively.

General and Administrative Expenses. General and administrative expenses for the three months ended March 31, 2025, was $111, compared to $31,249 for the three months ended March 31, 2024. The decrease in the current period is attributable to our lack of operating capital.

Professional fees. Professional fees for the three months ended March 31, 2025, were $20,205, compared to $39,500 for the three months ended March 31, 2024. The decrease in professional fees is primarily due to our lower level of operations required by our lack of operating capital.

Other Income (Expense). For the three months ended March 31, 2025, total other income was $311,713, comprised exclusively of change in fair value of derivative liability. For the three months ended March 31, 2024, total other expense was $(356,126), comprised of a liability of $(356,126).

Net Income (Loss). The Company reported a net loss of $392,523 for the three months ended March 31, 2025, compared to net loss of $551,875 for the three months ended March 31, 2024.

Recent Event

On March 22, 2024, we entered into a Plan and Agreement of Merger (the “Merger Agreement”) with OWNverse, LLC, a Delaware limited liability company (“OWNverse”), pursuant to which OWNverse would become a wholly-owned subsidiary of our company. Pursuant to the Merger Agreement, our company would deliver an aggregate of 2,000 shares of to-be-designated Series I Preferred Stock of the Company, an aggregate of $2,000,000 in principal amount promissory notes that are to be due and payable two years from their issuance dates and promissory notes with an aggregate of up to $270,000 that are to be due and payable six months from their issuance dates. The consummation of the Merger Agreement has not been completed, due to our company’s lack of capital. There is no assurance that we will be able to obtain sufficient capital to do so. However, the owners of OWNverse remain, as of the date of this Quarterly Report, committed to completing the Merger.

Subsequent Event

On May 9, 2025 Edward Aizman resigned from his positions as an Officer and Director of the Company.

Going Concern

The accompanying unaudited interim consolidated condensed financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company on a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operations and has an accumulated deficit of $(13,829,684). The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or available from external sources such as debt or equity financings, or other potential sources. The inability to generate cash flow from operations or to raise capital from external sources will force the Company to substantially curtail and cease operations, therefore, having a material adverse effect on its business. Furthermore, there can be no assurance that any funds, if available, will possess attractive terms or not have a significant dilutive effect on the Company’s existing stockholders.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports, filed under the Securities Exchange Act of 1934, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable and not absolute assurance of achieving the desired control objectives. In reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. In addition, the design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

As required by the SEC Rules 13a-15(b) and 15d-15(b), we carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

To address these material weaknesses, management engaged financial consultants, performed additional analyses and other procedures to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented.

Management’s Annual Report on Internal Control Over Financial Reporting.

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting (“ICFR”) for the Company. Our internal control system was designed to, in general, provide reasonable assurance to the Company’s management and board regarding the preparation and fair presentation of published financial statements, but because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024. The framework used by management in making that assessment was the criteria set forth in the document entitled “2013 Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, management concluded that, during the period covered by this report, such internal controls and procedures were not effective as of December 31, 2024, and that material weaknesses in ICFR existed as more fully described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AS 2201, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weaknesses which have caused management to conclude that as of December 31, 2024 our internal controls over financial reporting was not effective at the reasonable assurance level:

1.	We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us for the year ended December 31, 2024. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

2.	We do not have sufficient resources in our accounting function, which restricts the Company’s ability to gather, analyze and properly review information related to financial reporting in a timely manner. As a result, as of the date of filing, we have not completed our ASC 606 implementation process and, thus, cannot disclose the quantitative impact of adoption on our financial statements. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

3.	We have inadequate controls to ensure that information necessary to properly record transactions is adequately communicated on a timely basis from non-financial personnel to those responsible for financial reporting. Management evaluated the impact of the lack of timely communication between non–financial personnel and financial personnel on our assessment of our reporting controls and procedures and has concluded that the control deficiency represented a material weakness.

4.	Certain control procedures were unable to be verified due to performance not being sufficiently documented. As an example, some procedures requiring review of certain reports could not be verified due to there being no written documentation of such review. Management evaluated the impact of its failure to maintain proper documentation of the review process on its assessment of its reporting controls and procedures and has concluded deficiencies represented a material weakness.

We intend to continue to address these weaknesses as resources permit.

Notwithstanding the assessment that our ICFR was not effective and that there are material weaknesses as identified herein, we believe that our consolidated financial statements contained in this Annual Report fairly present our financial position, results of operations and cash flows for the years covered thereby in all material respects.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) of the Exchange Act that occurred during the quarter ended December 31, 2018, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting, except the implementation of the controls identified above.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table provides certain information regarding our directors and executive officers. We do not have any significant employees other than our current directors and executive officers named in the table below.

Name	Position	Age	Term of Office	Full Time/ Part Time
Edward Aizman Resigned 5.9.25	Former Chief Executive Officer	48	April 2020 – May 9, 2025
Michael E. Lakshin	President and Chairman of the Board	61	April 2020 – Present	Full Time
Conrad R. Huss	Co-Chairman of the Board	73	May 2022 – Present	Full Time
Michael R. Neece	Chief Product Officer	68	December 2022 – Present	Full Time
John A. Calcio	Chief Revenue Officer	59	December 2024 – Present	Full Time
Aleksey Shestakov	Chief Technical Officer	45	December 2024 – Present	Full Time

Other than the employment agreements described in this Offering Circular, there are no arrangements or understandings between the directors and executive officers listed in the table above and any other person(s) pursuant to which he was elected as a director or appointed as an executive officer.

Michael E. Lakshin, MBA, President and Chairman of the Board

Mr. Lakshin, 61, seasoned business executive and serial entrepreneur with more than 28 years of start-up and senior business management experience. Participated in launching and developing various business ventures and overseeing multiple IPOs in the U.S. and internationally. Designed and managed more than 50 marketing/advertising and IR campaigns for various companies across multiple industries worldwide. Holds Executive MBA from Rutgers Business School. Prior to joining BOWMO, Mr. Lakshin served as the CEO of 8K Miles Media Group, the South-Asian Indian Media Company and the COO and Managing Director of Crescendo Communications, LLC., New York-based Investor Relations Company. Mr. Lakshin joined BOWMO in April 2020 as the Chief Revenue Officer to spearhead its new investment strategies and on May 27, 2020 Mr. Lakshin has been appointed BOWMO™’s Chairman of the Board and President. We believe Mr. Lakshin is qualified to serve as a director of the Company due to his vast financial, marketing and operational experience.

Conrad R. Huss, Co-Chairman of the Board

Conrad R. Huss, 73, Prior to joining BOWMO upon completion of the Triangular Reverse Merger between Cruzani, Inc. and BOWMO, Inc., Mr. Huss, served as the sole officer and director of Cruzani, Inc. Mr. Huss is a financial professional with over 25 years of investment banking and operating experience. Most recently, he was with Ocean Cross Capital Markets, as Senior Managing Director from 2011 to 2013. Previously, Mr. Huss served as the Senior Managing Director at Southridge Investment Group from 2006 to 2011. We believe Mr. Huss is qualified to serve as a director of the Company due to his financial and operational experience.

Michael R. Neece: Chief Product Officer – Director

Mr. Michael R. Neece, 68, is a business, product development, and engineering executive, founder of seven SaaS companies in the HR Tech and enterprise workflow spaces, and former executive at Hewlett Packard (HP), International Data Group (IDG) and Fidelity Investments. A TEDx speaker, Michael has appeared / quoted on NBC, ABC, CBS, Financial Times, Fox News, Bloomberg Radio, Wall Street Journal, and the New York Times. He has also delivered keynote presentations at Columbia, Stanford, and Massachusetts Institute of Technology (MIT). Michael has been the Chief AI Product Officer for bowmo Inc since 2022. From 2020 to 2022 Neece’s company Interview Mastery.com partnered with bowmo before being acquired by bowmo in 2022. Neece’s earlier positions and experience includes, COO and CMO at Jenyta Inc, and Flowlogic early-stage companies that developed enterprise workflow solutions for healthcare, governments, and financial services clients.

Michael was a co-founder of Pongoresume.com, the first online resume and cover letter building software. Neece also co-founded JobTacToe that developed web-based job search games. Neece’s earlier career also included executive roles at Hewlett Packard, Fidelity Investments, International Data Group and several networking companies. Michael is also the CEO of Interview Mastery.com a video e-learning SaaS platform that was acquired by bowmo Inc in 2022. Michael earned a BS in Physics from Worcester Polytechnic Institute (WPI) and a Master of Engineering from Boston University. He is the father of three children and an instrument-rated pilot.

John A. Calcio: Chief Revenue Officer

Mr. John A. Calcio, age 59 – Chief Revenue Officer: brings extensive experience in sales leadership and business development, with particular expertise in AI/ML, SaaS, and enterprise technology solutions. From May 2024 to December of 2024 , he served as Head of Business Development at GAI Insights, an analyst firm specializing in Generative AI consulting, where he was responsible for client acquisition and strategic partnerships.

Prior to joining GAI Insights, Mr. Calcio served as Director of Sales at Centaur Labs from March 2022 to May 2024, where he was the company’s first sales hire. In this role, he established the sales and demand generation infrastructure, successfully building a pipeline of 25 deals across more than 15 enterprise companies in the healthcare and life sciences sectors. He also led the expansion of the sales team, hiring and managing the company’s first Business Development Representative team.

From October 2018 to March 2020, Mr. Calcio held the position of Chief Revenue Officer at TrademarkNow, a legal tech SaaS platform powered by Artificial Intelligence. During his tenure, he drove significant revenue growth, achieving three consecutive record-breaking quarters of new business ARR. He successfully increased demand generation productivity by over 300% within six months and implemented formal sales forecasting methodologies to support the company’s U.S. expansion.

Mr. Calcio holds an MBA from Dartmouth College, as well as BSEE and MSEE degrees from Worcester Polytechnic Institute. He has also completed certifications in Generative AI Applications/Prompt Engineering from IBM, Machine Learning from ODSC, and AI for Everyone from DeepLearning.ai, demonstrating his commitment to staying at the forefront of technological advancement in artificial intelligence and machine learning.

Aleksey Shestakov: Chief Technical Officer

On December 31, 2024, Mr. Aleksey Shestakov was appointed as the Chief Technical Officer of the Company, as part of the acquisition of OWNverse, LLC and Digital Tails Group, LLC. Please find Mr. Shestakov’s biographical information below.

Aleksei Shestakov, Age 44 – Chief Technical Officer: Aleksey is an executive and award-winning leading in engineering, IT and marketing. Mr. Shestakov, Co-Founded Digital Tails Group, LLC and OWNVerse, LLC in 2022 and 2023 respectively to compete in the software development, Web2, Web3 and Artificial Intelligence industries. From 2015 until present, Mr. Shestakov has been the Co-Founder and officer of CEBERA Digital Technologies Center, where he is responsible for shaping the vision and strategy of the company, building and leading cross-function teams, and executing the CEBERA mission to deliver top-notch software solutions, to its clients. With a career marked by innovation and leadership, Alexsey continues to drive technological advancements and digital marketing strategies on a global scale. He embodies a dynamic blend of engineering excellence, business acumen and strategic marketing prowess. His exemplary work has been recognized with various high-level awards. Aleksey is also a speaker at international conferences and exhibitions in the field of advanced technologies, such as Data Science Conference Europe (Belgrade), Penang Expo & Tech Forum (Penang), Malaysia Technology Expo and many others. For the aforementioned reasons we are glad to have Mr. Shestakov as our Chief Technical Officer.

Family Relationships

There are no familial relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers, during the past ten years:

●	have been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	have had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	have been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending, or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	have been found by a court of competent jurisdiction in a civil action or by the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	have been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	have been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below under the caption “Compensation of Our Executive Officers and Directors – Base Salary,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates, which are required to be disclosed pursuant to the rules and regulations of the SEC.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our executive officers for the years ended December 31, 2023 and 2024:

Name	Capacities in which compensation was received	Year	Cash Compensation ($)	Other Compensation ($)		Total Compensation ($)
Edward Aizman	Former Chief Executive Officer	2023	42,606	$260,430	(1)	$303,036
		2024	60,000	120,000	(1)	180,000
Michael E. Lakshin	President and Chairman of the Board	2023	52,052	249,648	(2)	301,700
		2024	66,667	133,333	(2)	200,000
Conrad R Huss	Co-Chairman of the Board	2023	0	412,000	(3)	412,000
		2024	0	120,000	(3)	120,000
Michael R. Neece	Chief Product Officer, Director	2023	0	0	(4)	0
		2024	0	0	(4)	0
John A. Calcio	Chief Revenue Officer	2023	0	0		0
		2024	0	0		0
Aleksey Shestakov	Chief Technical Officer	2023	0	0		0
		2024	0	0		0

(1)	Mr. Aizman is owed an aggregate amount of $120,000 and 260,430 in accrued but unpaid base salary as of December 31, 2024, and 2023, respectively. Mr. Aizman will begin receiving his accrued compensation in equal tranches when we begin generating positive cash flows after the completion this Offering.
(2)	Mr. Lakshin is owed an aggregate amount of $133,333 and $249,648 in accrued but unpaid base salary as of December 31, 2024 and 2023, respectively. Mr. Lakshin will begin receiving his accrued compensation in equal tranches when we begin generating positive cash flows after the completion this Offering.
(3)	Mr. Huss is owed an aggregate amount of $412,000, and $120,000 in accrued but unpaid base salary as of December 31, 2024 and 2023, respectively. Mr. Huss will begin receiving his accrued compensation in equal tranches when we begin generating positive cash flows after the completion this Offering.
(4)	Mr. Neece is owed an aggregate amount of $0, and $0 in accrued but unpaid base salary as of December 31, 2024 and 2023, respectively. Mr. Neece will begin receiving his accrued compensation in equal tranches when we begin generating positive cash flows after the completion this Offering.

General

We currently compensate our executive officers through base salary. Each of our executive officers has substantial responsibilities in connection with our day-to-day operations.

Base Salary

We have entered into an employment agreement with Mr. Aizman. The agreement provides for a salary of $180,000 per annum. As of December 31, 2022 and 2021, $284,514 and $260,430 in accrued but unpaid base salary, respectively.

We have entered into an employment agreement with Mr. Lakshin. The agreement provides for a salary of $200,000 per annum. As of December 31, 2022 and 2021, $152,871 and $249,648 has been credited to accrued compensation, respectively.

We have entered into an employment agreement with Mr. Huss. The agreement provides for a salary of $10,000 per month. As of December 31, 2022, $532,000 has been credited to accrued compensation.

We have entered into an employment agreement with Mr. Neece. The agreement provides for a salary of $200,000 per annum. As of December 31, 2023, in accrued but unpaid base salary, respectively.

Equity Awards

We have adopted an equity incentive plan though, as of the date of this Offering Circular we have issued no awards under the plan.

Health and Welfare Benefits and Pension and Retirement Plans

As of the date of this Offering Circular, we offer no group life, health, hospitalization, or medical reimbursement or relocation benefits, and we have no pension or retirement plans in effect.

Termination and Change of Control Payments

As of the date of this Offering Circular, we do not have any plans or agreements which provide compensation in the event of a termination of employment or a corporate change in control.

Director Compensation

We do not compensate our directors for their services as directors. We do, however, reimburse our directors for their reasonable out-of-pocket expenses in fulfilling their duties as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following tables set forth certain information regarding our shares of Common Stock beneficially owned as of May XX, 2025, for (i) each stockholder known to be the beneficial owner of 10% or more of our outstanding shares of Common Stock, (ii) each director, (iii) each executive officer and (iii) all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC which is based upon voting and/or investment power with respect to shares of our Common Stock.

COMMON STOCK

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Edward Aizman(7)	Common Stock	4,832,752,455	(4)	43.52%
Michael E. Lakshin(3)	Common Stock	3,828,094,239	(4)	34.48%
Conrad Huss(5)	Common Stock	2,252,529,694	(6)	20.29%
Michael R. Neece	Common Stock	0		0%
All Officers and Directors as a Group (3 persons)	Common Stock	10,913,376,388		98.29%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power to the shares of the Company’s common stock.
(2)	Based on 11,103,649,609 shares outstanding as of the date of this Annual Report, (A) including 136,458,010 shares of the Company’s common stock that are issued and outstanding and (B) an additional 10,967,191,599 shares of common stock that are not issued, but are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner listed, any instruments convertible within 60 days have been also included for purposes of calculating their percent of class.
(3)	Officer and director.
(4)	None of these shares has been issued, but underlie the currently convertible shares of Series G Preferred Stock.
(5)	Director.
(6)	None of these shares is issued, but underlie the currently convertible shares of Series C Preferred Stock and Series F Preferred Stock.
(7)	Resigned on May 9, 2025.

PREFERRED STOCK

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Edward Aizman(5)	Series G Preferred Stock(3)	558,000	55.80%
Michael E. Lakshin	Series G Preferred Stock(3)	442,000	44.20%
Conrad Huss	Series C Preferred Stock(4)	1,000,000	100%
	Series F Preferred Stock(5)	101	100%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The beneficial owner listed above has direct ownership of and sole voting power to the shares of the indicated shares.
(2)	As of the date of this Annual Report, a total of 1,000,000 shares of the Company’s Series A Preferred Stock issued and outstanding.
(3)	With the voting rights of the Series G Preferred Stock, Messrs. Aizman and Lakshin control the Company through their collective ownership of the Company’s Series G Preferred Stock.
(4)	The holders of the Series G Preferred Stock, as a class, have that number of votes which equals 78% of the total issued and outstanding shares of common stock on a fully-diluted basis.
(5)	Resigned on May 9, 2025.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Compensation

The compensation arrangements for our directors and executive officers are described in the section entitled “Compensation of Executive Officers and Directors.”

Our Merger with Cruzani and Our Reverse Stock Split

See “Summary — Our Merger with Cruzani and Our Reverse Stock Split” for a discussion of the Merger with Cruzani and the Reverse Stock Split.

SECURITIES BEING OFFERED

General

We are offering up to $1,250,000, or 1,250,000,000, shares of our Common Stock in this Offering. Our authorized capital stock consists of 20,000,000,000 shares of Common Stock, with a par value of $0.00001 per share, of which 1,434,469,494 shares are issued and outstanding as of the date of this Offering Circular.

Common Stock

Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Wyoming law. A vote by the holders of a majority of the Company’s outstanding shares of Common Stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation. Holders of our Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Our Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Transfer Agent and Registrar

Madison Stock Transfer, Inc., is the transfer agent for our Common Stock. The principal office of Madison Stock Transfer, Inc. is located at 2500 Coney Island Ave., Brooklyn NY, 11223, and its telephone number is (718) 627-4453.

Market for Trading

Our Common Stock is quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO”.

LEGAL MATTERS

The Company will file the Legal Opinion in an amended filing to this Offering Statement on Form Reg A.

EXPERTS

The unaudited consolidated financial statements of the Company appearing elsewhere in this Offering Circular with respect to the years ended December 31, 2024 and 2023 have been included herein.

PART F/S

BOWMO, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

Index to the Consolidated Financial Statements (Unaudited)

Bowmo, Inc.

Consolidated Balance Sheet

December 31, 2024 and December 31, 2023

(Unaudited)

	December 31,	December 31,
	2024	2024
Assets
Cash	$4,245	$6,308
Accounts Receivable	18,172	18,172
Prepaid Expenses	858	1,838
Loans to related parties	1,760	-
Total Assets	$25,035	$26,318
Liabilities
Accrued expenses	$13,500	$213,707
Accrued interest	364,152	364,598
accounts payable	1,235,030	1,144,735
accrued officer compensation	1,739,241	1,384,499
Accrued payroll taxes	91,127	-
Convertible notes payable- current	67,808	440,109
Put premium on stock settled debt	205,684	205,684
Acquisition payable	200,000	-
Derivative liability	43,632	433,818
Loans payable -related party	269,500	254,500
Loans payable- current portion	30,000	30,000
Total Current Liabilities	4,259,673	4,471,650
Loans payable, net of current portion	193,202	193,202
Total Non-current Liabilities	193,202	193,202
Total liabilities	4,452,875	4,664,852

Bowmo, Inc.

Consolidated Balance Sheet

December 31, 2024 and December 31, 2023

(Unaudited)

(Continued)

	December 31,	December 31,
	2024	2024
Commitments and contingencies
Stockholders’ Deficit
Preferred Stock- Series A , $.01 par value, 3,500,000 authorized, 3,381,520 shares outstanding at December 31, 2024 and December 31, 2023, respectively	33,815	33,815
Preferred Stock- Series B, 10,000 shares authorized, par value $.01, convertible, 5,000 shares outstanding at December 31, 2024 and December 31, 2023, respectively	50	50
Preferred Stock- Series C, 10,000,000 shares authorized, par value $.01, convertible, 5,000,000 and 5,000,000 shares outstanding at December 31, 2024 and December 31, 2023,	50,000	50,000
Preferred Stock- Series D, 125,000 shares authorized, par value $.0001, convertible, 125,000 and 125,000 shares outstanding at December 31, 2024 and December 31, 2023,	12	12
Series E Preferred stock to be issued	166,331	166,331
Preferred Stock- Series F, 101 shares authorized, par value $.01, 101 and 101 shares outstanding at December 31, 2024 and December 31, 2023, respectively	-	-
Series G Preferred stock- 1,000,000 shares authorized and outstanding, at December 31, 2024 and December 31, 2023, respectively $.0001 par value	1,000	1,000
Series H Preferred stock- 1,000,000 shares authorized,1,000,000 and 0, outstanding, at December 31, 2024 and December 31, 2023, respectively	-	10
Series AA Preferred stock- 652,259 and shares outstanding, at 652,259 December 31, 2024 and December 31, 2023, respectively	-	-
Super Series Preferred stock- 500 and 500 shares outstanding, at December31, 2024 and December 31, 2023, respectively	-	-
Common stock-40 billion shares authorized, 397,228,533 and 53,520,830, outstanding at December 31, 2024 and December 31, 2023, respectively	3,972	535
Additional paid-in capital	9,527,614	8,876,064
Common stock to be issued	26	26
Treaury stock, at cost 2,917 shares as of December 31, 2024 and 2023, respectively	(773,500)	(773,500)
Accumulated Deficit	(13,437,161)	(12,992,877)
Total stockholders’ deficit	(4,427,841)	(4,638,534)
Total Liabilities and Stockholders’ deficit	$25,035	$26,318

The accompanying notes are an integral part of these financial statements

Bowmo, Inc.

Consolidated Statement of Operations

Twelve months ended December 31, 2024 and 2023

(Unaudited)

	Twelve Months	Twelve Months
	ended	ended
	December 31, 2024	December 31, 2023
Revenues
Net Sales	$-	$243,434
Cost of goods sold	-	(200,039)
Gross Profit	-	43,395
Operating Expenses
General and administrative	$93,143	131,590
Professional fees	126,686	340,770
Compensation Expense	456,758	517,618
Bad debt expense	-	-
Total Operating Expenses	676,587	989,978
Net operating profit (loss)	(676,587)	(946,583)
Other Income (Expense)
Other income	-	(55,500)
Interest expense	(15,469)	(666,814)
Change in value of derivative liability	247,771	(2,135,555)
Total Other Income (Expense)	232,302	(2,802,369)
Net income before income taxes	(444,284)	(3,748,952)
Provision for Income Taxes	-	-
Net loss	$(444,284)	$(3,748,952)
Weighted average shares outstanding	103,288,249	18,975,833
Net loss per share	$(0.00)	$(0.20)

The accompanying notes are an integral part of these financial statements

Bowmo, Inc.

Statement of Stockholders’ Deficit

For Period December 31, 2023 to 2024

	Series A		Series B		Series C		Series D
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2023	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12
Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	-	-
Derivative liability adjustments	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance December 31, 2024	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12

	Series E Preferred		Series F		Series G		Series H
	Stock to be issued		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2023		$166,331	101	$-	1,000,000	$1,000	10	$10
Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	(10)	(10)
Derivative liability adjustments	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance December 31, 2024	-	$166,331	101	$-	1,000,000	$1,000	-	$-

Bowmo, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

For the Twelve Months Ended December 31, 2024

(Unaudited)

	Series AA		Super Series				Common Stock
	Preferred Stock		Preferred Stock		Common Stock		to be Issued
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2023	652,259	-	500	$-	53,520,830	$535	$2,550,000	$26
Shares issued for extinguishment of convertible debt	-	-	-	-	343,707,703	3,437
Derivative liability adjustments	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance December 31, 2024	652,259	$-	500	$-	397,228,533	$3,972	2,550,000	$26

Bowmo, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

For the Twelve Months Ended December 31, 2024

(Unaudited)

	Additional
	Paid-In	Treasury	Accumulated
	Capital	Stock	Deficit	Total
Balance December 31, 2023	$8,876,064	$(773,500)	$(12,992,877)	$(4,638,534)
Shares issued for extinguishment of convertible debt	424,095	-	-	$427,522
Derivative liability adjustments	227,455	-	-	$227,455
Net loss	-	-	(444,284)	(444,284)
Balance December 31, 2024	$9,527,614	$(773,500)	$(13,437,161)	$(4,427,841)

The accompanying notes are an integral part of these financial statements

Bowmo, Inc.

Statement of Cash Flows

For the Twelve Months ended December 31, 2024 and 2023

(Unaudited)

	For the Twelve	For the Twelve
	months ended	months ended
	December 31, 2024	December 31, 2023
OPERATING ACTIVITIES:
Net (Loss)	$(444,284)	$(3,748,952)

Amortization of debt discount	(98,319)	321,531
Expenses incurred on extinguishment of debt	11,936	(14,003)
Change in fair value of derivative liability	(247,771)	(1,738,432)
Change in operating assets and liabilities		-
Accounts receivable	980	(2,630)
Prepaid expenses and other current assets	(1,760)	(980)
Accounts payable	(52,129)	331,080
Accrued expenses	(200,207)	11,673
Accrued interest	15,469	-
Accrued compensation ’	354,742	310,138
Accrued payroll taxes	91,127	-
Acquisition payable	200,000	-
Net cash (used) by Operations	(370,217)	(4,530,575)
INVESTING ACTIVITIES:
Cash flows from Investing activities Cash Flows from Financing Activities	-	-
FINANCING ACTIVITIES:
Proceeds from Convertible Notes payable	-	521,679
Proceeds from Equity issuances	596,751	5,277,042
Repayment of loans	(243,596)	(1,428,941)
Proceeds from loans payable	15,000	-
Cash flows provided by Financing activities	368,155	4,369,780

Bowmo, Inc.

Statement of Cash Flows

For the Twelve Months ended December 31, 2024 and 2023

(Unaudited)

(Continued)

	For the Twelve	For the Twelve
	months ended	months ended
	December 31, 2024	December 31, 2023
Net change in Cash and Cash equivalents	(2,062)	(160,795)
Cash and cash equivalents-Beginning of year	6,308	167,103
Cash and cash equivalents-End of year	$4,246	$6,308
Cash paid for Interest	$-	$-
Cash paid for Income taxes	$-	$-
Supplemental disclosure of Cash and Non-cash transactions
Common stock issued for extinguishment of debt and accrued interest	$431,501	$279,002
Put premium on stock settled debt	$-	$205,684
Derivative liability adjustments to
Additional Paid-In Capital	$247,771	$-

The accompanying notes are an integral part of these consolidated financial statements.

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

NOTE 1 – BACKGROUND

Reverse Merger and Corporate Restructure

On May 4, 2022, Cruzani, Inc. (“Cruzani” or the “Predecessor”) entered into a merger agreement (the “Merger Agreement”) with Bowmo, Inc. (“Bowmo”) and Bowmo Merger Sub, Inc. to acquire Bowmo. (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on May 4, 2022, and pursuant to the terms of the Merger Agreement, all outstanding shares of Bowmo were exchanged for shares of Cruzani’s common stock and Bowmo became Cruzani’s wholly owned subsidiary.

The merger was effected pursuant to the Merger Agreement. The merger is being accounted for as a reverse merger whereby Bowmo is the acquirer for accounting purposes. Bowmo is considered the acquiring company for accounting purposes as upon completion of the Merger, Bowmo’s former stockholders held a majority of the voting interest of the combined company.

Pursuant to the merger, the Company issued Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities to Bowmo’s stockholders. Upon completion of the acquisition, Bowmo is treated as the surviving entity and accounting acquirer although Cruzani was the legal acquirer. Accordingly, the historical financial statements are those of Bowmo.

Accounting for Reverse Merger

The fair value of Cruzani assets acquired and liabilities assumed was based upon management’s estimates.

The following table summarizes the allocation of purchase price of the acquisition:

Tangible Assets Acquired:	Allocation
Cash and cash equivalents	517
Accounts payable	(326,400)
Accrued interest	(1,197,027)
Accrued officer compensation	(453,333)
Convertible Notes	(620,933)
Put premium on stock settled debt	(230,743)
Loans payable	(254,500)
Net Tangible Assets Acquired	$(3,082,419)

Equity Acquired:
Series A Preferred stock, 3,500,000 shares authorized, par value $0.01; 3,381,520 shares issued and outstanding	(33,815)
Series B Preferred stock, 10,000 shares authorized, par value $0.01; 5,000 shares issued and outstanding	(50)
Series C Preferred stock, 10,000,000 shares authorized, par value $0.01; 5,000,000 shares issued and outstanding	(50,000)
Series D Preferred stock, 125,000 shares authorized, par value $0.0001; 125,000 shares issued and outstanding	(12)
Series E Preferred stock to be issued	(166,331)
Series F Preferred stock, 101 shares authorized, par value $0.0001; 101 shares issued and outstanding	-
Common stock 20,000,000,000 shares authorized, $0.00001 par value; 8,955,014,498 shares issued and outstanding	(89,550)
Treasury stock, at cost – 2,917 shares	773,500
Additional paid in capital	(2,648,676)

Consideration:
Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities to Bowmo’s stockholders	1,000

Organization and Business

Bowmo, Inc. (FKA Cruzani, Inc.) (the “Company”) is an AI-powered recruiting platform. Bowmo, Inc. is an AI-powered software and services company on a mission to transform productivity across industries. Our proprietary platform blends artificial intelligence (AI), machine learning (ML), extended reality (XR/VR/AR), blockchain, and workflow automation to streamline business processes, eliminate inefficiencies, and empower human capital.

Our flagship product, OWN-HR, is an intelligent HR-tech solution built on a multi-vertical core platform that can be rapidly adapted to serve other markets such as cybersecurity, SaaS sales, retail, sports, media & entertainment, and real estate.

The Company was incorporated as a Delaware corporation in 2016.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operations.

The Company incurred a net loss for the twelve months ended December 31, 2024, of ($444,284),. As of December 31, 2024, the Company has a working capital deficit of $4,234,638 and an accumulated deficit of $13,437,161.

The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

COVID-19 Impacts on Accounting Policies and Estimates

COVID-19 Impacts on Accounting Policies and Estimates In light of the currently unknown ultimate duration and severity of COVID-19, we face a greater degree of uncertainty than normal in making the judgments and estimates needed to apply our significant accounting policies. As COVID-19 continues to develop, we may make changes to these estimates and judgments over time, which could result in meaningful impacts to our financial statements in future periods.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, Cash and Cash Equivalents, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2024 and December 31, 2023, the Company had cash and cash equivalents of $5,345 and $6,308, respectively. There are no amounts that are uninsured by the FDIC (Federal Deposit Insurance Corporation).

Deferred Income Taxes and Valuation Allowance

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized.  For the years ended December 31, 2023 and 2022, respectively, due to cumulative losses, we recorded a valuation allowance against our deferred tax asset that reduced our income tax benefit for the period to zero. As of December 31, 2023 and 2022, we had no liabilities related to federal or state income taxes and the carrying value of our deferred tax asset was zero.

The Company accounts for income taxes applying FASB ASC 740, which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Financial Instruments

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

Level 2 –	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 –	Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with various accounting standards.

ASC 480 “Distinguishing Liabilities From Equity” provides that instruments convertible predominantly at a fixed rate resulting in a fixed monetary amount due upon conversion with a variable quantity of shares (“stock settled debt”) be recorded as a liability at the fixed monetary amount.

ASC 815 “Derivatives and Hedging” generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument.”

The Company accounts for convertible instruments (when it has determined that the instrument is not a stock settled debt and the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the share transaction and the effective conversion price embedded in the preferred shares.

ASC 815-40 provides that generally if an event is not within the entity’s control and could require net cash settlement, then the contract shall be classified as an asset or a liability.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity” and measures the convertible note at its fixed monetary amount, which is the result of the share price discount at the time of conversion, and records the put premium, as applicable, on the note date with a charge to interest expense.

Derivative Instruments

The Company’s derivative financial instruments consist of derivatives with the sale of a convertible notes in 2024 and 2023. The accounting treatment of derivative financial instruments requires that the Company records the derivatives at their fair values as of the inception date of the debt agreements and at fair value as of each subsequent balance sheet date. The carrying value assigned to the host instrument will be the difference between the previous carrying value of the host instrument and the fair value of the derivatives. There is an offsetting debt discount or premium as a result of the fair value assigned to the derivatives, as well as any debt issuance costs, which are amortized under the straight-line method over the term of the loan. Any change in fair value is recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting. Under the acquisition method, assets acquired, liabilities assumed, and consideration transferred are recorded at the date of acquisition at their respective fair values. Definite-lived intangible assets are amortized over the expected life of the asset. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. The Company remeasures fair value as of each reporting date and changes resulting from events after the acquisition date, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value and accretion costs are recognized in earnings.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 Revenue from Contracts with Customers, to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The principle is to recognize revenue to depict the transfer of promised services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company generates revenue from (1) Recruiting as a Service (“Raas”), and (2) Direct Placement.

Recruiting as a Service:

RaaS allows the Company’s customers to outsource the management of their recruiting process allowing the Company to use the Application to assist its customers hiring needs by strategically gearing the service to reach the customer’s objectives. Revenue from RaaS consists of monthly billing to the customer for services provided.

RaaS service contracts with customers are month-to-month for a fixed price. Revenues are recognized on a gross basis when each monthly subscription service is completed.

Direct Placement

The Company generates direct placement revenue by earning one-time fees for each time an employer hires one of the candidates that the Company refers. The Company sources qualified candidate referrals for the employers’ available jobs through the use of the Company’s Application. Upon the employer hiring one or more of the Company’s candidate referrals, the Company earns the direct placement fee, which consists of an amount agreed upon between the Company and its customers. The fee is a percentage of the referred candidates’ first year’s base salary.

Direct placement revenues are recognized on a gross basis on the date of hire of the candidate placed with an employer, as it is more than probable that a significant revenue reversal will not occur. This fee is only charged to the employer. Any payments received prior to the hire date are recorded as deferred revenue on the consolidated balance sheets. Payments for recruitment services are typically due within 30 days of completion of services.

Direct placement revenue is subject to a 90-180 day guarantee that the candidate will not resign or be terminated in that time period. The Company uses historical evidence as well as additional factors to determine and estimate the amount of consideration received that the Company does not expect to be entitled to. For any amounts received for which the Company does not expect to be entitled, it would not recognize revenue when the candidate is hired but would recognize those amounts received as a refund liability. The Company included in the transaction price the estimated amount of variable consideration per the expected value method. A refund liability would be credited for the difference between cash consideration received and variable consideration recognized. The refund liability would be updated at the end of each reporting period for any changes in circumstances. As of December 31, 2023 and 2022 there was no refund liability on the consolidated balance sheets as historically no direct placement revenue has been refunded to the Company.

Revenue Segmentation

For twelve months ended December 31, 2024, and December 31, 2023, revenues can be categorized into the following:

	December 31, 2024	December 31, 2023

Direct placement	$-	$62,000
Recruiting as a Service	-	4,476
Total revenues	$-	$66,476

Cost of revenues

Cost of revenue consist of employee costs, third party staffing costs, hosting service fees, and other fees, outsourced recruiter fees and commissions.

Concentrations of credit risk

Financial instruments which potentially subject the Company to credit risks consist primarily of cash and cash equivalents, and accounts receivable. Cash and cash equivalents are held in United States financial institutions. At times such amounts may exceed federally insured limits.

Stock-based compensation

We account for our stock-based compensation under ASC 718 “Compensation - Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the shorter of the service period or the vesting period of the stock-based compensation. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model. Determining the fair value of stock-based compensation at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Change in account principle

Commencing with the second quarter of 2022, the Company prospectively changed its accounting treatment for securities that contain predominantly, fixed rate conversion features by recording the derivative feature as a put premium on stock settled debt. See Note 7 for further discussion. The company believes this change in accounting principle is preferable as it applies a more consistent method of accounting for convertible notes that contain similar conversion features.

NOTE 4 – BUSINESS COMBINATIONS

Interview Mastery Asset Purchase

On December 16, 2022, the Company entered into an Asset Purchase Agreement (the “APA”) with a related party, Interview Mastery Corporation (“Interview Mastery”), a Delaware corporation, by and through Michael R. Neece (“Neece”), the Company’s Chief Product Officer, and Caseridus, Inc. Under the terms of the APA, the Company will pay the purchase price through the issuance of 1,000,000,000 (pre-reverse split) shares of the Company’s common stock to the stockholders of Interview Mastery, valued at the stock price of $0.0002 on the acquisition date, that vest immediately for all of the business assets of Interview Mastery. An additional 1,000,000,000 (pre-reverse split) shares of Company common stock will be issued as compensation in consideration of Neece’s employment with the Company which shall vest over a four (4) year period during which 250,000,000 (pre-reverse split) shares will vest on the first-year anniversary of Neece’s employment, followed by vesting in increments of 62,500,000 shares per quarter (3-month period) thereafter until the full amount is vested and all of which shall be contingent upon Neece’s continual employment with the Company. These shares were valued using the share price of $0.0002 at the date of acquisition, and they will be expensed as stock-based compensation based on the vesting terms contingent upon continual employment of Neece. In connection with the APA, the Company created a new board seat and offered this seat to Neece who was formally invited to join the Company’s Board of Directors.

The acquisition was accounted for as a business combination in accordance with the acquisition method under the guidance in ASC 805-10 and 805-20. This business combination was accounted for as a related party acquisition, as Neece is the chief product officer of the Company.

Accordingly, the total purchase consideration was allocated to net assets acquired based on their respective historical costs. The assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their historical costs as of the acquisition date.

The final allocation of the purchase price in connection with the Interview Mastery acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,633
Prepaid expenses	997
Loss on acquisition – related party	197,370
	$200,000

Total acquisition costs incurred were $58,092 recorded as a component of General and administrative expenses. As a result of the business combination, the Company recognized a related party loss of $197,370 which is included in general and administrative expenses on the consolidated statements of operations during the year ended December 31, 2022.

NOTE 5 – LOANS PAYABLE

As a result of the reverse merger that occurred on May 4, 2022, as discussed in Note 1, the Company assumed Loans 1 through 5 on the table below from Cruzani.

The Cruzani loan payable balances are as follows:

	Rate	December 31, 2024	December 31, 2023
Loan 1	1%	$42,000	$27,000
Loan 2	1%	3,000	3,000
Loan 3	8%	64,000	64,000
Loan 4	8%	160,500	160,500
Loan 5		-	-
Total		$269,500	$254,500

Annual maturities of the Cruzani notes payable are as follows:

For the year ending	Amount
December 31, 2024	6,807
December 31, 2025	7,066
December 31, 2026	7,336
December 31, 2027	7,616
Thereafter	240,675
Total payments	$269,500

Loans 1 through 5 are past due as of the issuance of these financial statements.

Loan 1) On May 30, 2013, and August 12, 2013, Cruzani received advances from a director for $2,000 and $25,000, respectively. On August 12, 2013, the Company entered into an unsecured, non-guaranteed, demand loan agreement with the director for $27,000. The loan bears interest at 1% per annum compounded monthly.

Loan 2) On February 27, 2014, and March 19, 2015, Cruzani received advances from a director of $6,000, and $10,200, respectively. During the year ended December 31, 2015, the Company repaid $13,200. The advances are unsecured, due on demand and bears interest at 1% per annum compounded and calculated monthly.

Loan 3) On September 18, 2014, May 29, 2015, July 3, 2015, December 2, 2015, and January 4, 2016, Cruzani entered into unsecured, non-guaranteed, loan agreements pursuant to which the Company received proceeds of $35,000, $4,000, $5,000, $22,000, and $45,000, respectively. The loans bear interest at 8% per annum compounded annually and are due 1 year after the date of issuance.

Loan 4) On December 4, 2014, January 29, 2015, August 12, 2015, August 21, 2015, September 1, 2015, September 15, 2015, November 13, 2015, and December 23, 2015, Cruzani issued unsecured notes payable of $20,000, $20,000, $20,000, $25,000, $40,000, $25,000, $30,000 and $10,000, respectively, to a significant shareholder. The notes bear interest at an annual rate of 8% per annum, are uncollateralized, and due 1 year after the date of issuance.

Loan 5) Entities negatively impacted by the coronavirus (“COVID-19”) pandemic were eligible to apply for loans sponsored by the United States Small Business Administration (“SBA”) Economic Injury Disaster Loan (“EIDL Loan”) program. On July 15, 2020, the Company received cash proceeds of $40,400 under this program. In addition, in July 2020, the Company received $6,000 from the SBA as a COVID-19 Economic Injury Disaster Loan Advance (the “EIDL Advance”). The proceeds can be used to fund payroll, healthcare benefits, rent and other qualifying expenses, and the loan is not subject to a loan forgiveness provision. The standard EIDL Loan repayment terms include interest accruing at 3.75% per annum effective July 15, 2020; the payment schedule contains a one-year deferral period on initial principal and interest payments; the loan term is thirty years; and there is no prepayment penalty or fees. The Company pledged all assets of the Company as collateral for the loan. As of December 31, 2021, the amounts outstanding totaled $40,400, and was classified as part of notes payable on the consolidated balance sheet. Additionally, the Company entered into a security agreement with the SBA in which this promissory note is collateralized by all tangible and intangible assets of the Company. On January 6, 2021, the SBA announced a one-year extension of the deferral period for loans that commenced in 2020 delaying payments of principal and interest to July 2022. Pursuant to an SBA Procedural Notice in December 2020, the EIDL Advance was forgiven. The Company has recognized the entire EIDL Advance amount of $6,000 as grant income, which is included in other income (expense) in the consolidated statement of operations for the year ended December 31, 2021.

In February 2022, the Company agreed to the first and second modifications of the EIDL Loan. The EIDL was modified to include additional borrowings of $269,200, which were received in full in February 2022. Periodic monthly payments have increased to $1,556 in the first modification, and reduced to $1,506 in the second modification. Additionally, the Company entered into an amended security agreement with the SBA in which this promissory note, and the modifications, is collateralized by all tangible and intangible assets of the Company. The balance of the EIDL loan balance at December 31, 2024, and December 31, 2023 $193,202 and $193,202, respectively.

NOTE 6 – CONVERTIBLE NOTES

	December 31,	December 31,	Put Premium On Stock
Creditor	2024	2023	Settled Debt
Frondeur	$13,328	$123,793	$16,083
Kings Wharf	40,220	42,200	-
1800 Diagonal Lending	131,050	117,000	40,000
Trillium	124,000	-	124,000
Matterhorn	12,000	8,454	-
Travel Data Solutions	-	125,000	-
Travere Opportunity Fund	12,000	-	-
Third Party	40,099	230,232	25,601
Total	372,697	646,679	205,684
Less: Debt discount	(304,889)	(206,570)
Total Convertible notes payable	$67,808	$440,109

Below are summaries by creditor of outstanding indebtedness.

Frondeur

Between June 1, 2022 and December 1, 2022, the Company entered into several convertible notes with Frondeur Partners, LLC bearing interest at 10% per annum and totaling $160,000. These convertible notes are convertible between 50% and 70% of the lowest close bid price of the Company’s stock  price for a twenty day period.  These convertible notes were accounted for as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”, resulting in put premiums on stock settled debt being recognized. See Note 7. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the notes into shares of the Company’s common stock.

During the three months ended March 31, 2024, the Company issued three additional convertible notes to Fondeur. The aggregate principal amount of these notes is $30,000, and the notes are dated January 1, 2024 ($10,000), February 1, 2024 ($10,000) and March 1, 2024 ($10,000). They bear interest at 12% and are due in full at October 31, 2024, November 30, 2024 and December 31, 2024, respectively. Due to these conversions, the remaining principal balances at December 31, 2024, and December 31, 2023, was $16,083 and $123,793, respectively. The Company granted 150,000 warrants to purchase 150,000 shares of the Company’s common stock with these convertible notes. These warrants have an exercise price of $0.0001 and a term of five years.

Kings Wharf

On October 19, 2022, the Company entered into a convertible note with King Wharf Opportunities Fund bearing interest at 8% totaling $275,000. The note included an original issue discount of $25,000. This convertible note is convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock price for a thirty day period. The embedded conversion option of the convertible note contains conversion features that qualify for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. See Note 8. This convertible note is fully guaranteed by the Company’s Chief Executive Officer, Eddie Aizman, and President, Michael Lakshin. Additionally, on October 19, 2022, both Mr., Aizman and Mr. Lakshin, entered into pledge agreements in which they each have agreed to secure the Company’s payment obligations to the lender with a guaranty and a pledge of 163,461 shares of Series G preferred stock of the Company, for a total of 326,922 shares of Series G Preferred Stock. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at December 31, 2024, and December 31, 2023, was $40,220 and $42,200, respectively.

1800 Diagonal Lending

November 10, 2023, the Company entered into a convertible note with 1800 Diagonal Lending bearing interest at 10% totaling $77,000. This convertible note is convertible at the lesser of $0.0001 or 61% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The outstanding remaining principal balances at December 31, 2024, and December 31, 2023, was $131,050 and $77,000, respectively.

December 12, 2023, the Company entered into a convertible note with 1800 Diagonal Lending bearing interest at 10% totaling $40,000. This convertible note is convertible at the lesser of $0.0001 or 61% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The outstanding remaining principal balances at December 31, 2024, and December 31, 2023, was $40,000 and $40,000, respectively.

During the six months ended June 30, 2024, the Company entered into a convertible note with 1800 Diagonal Lending bearing interest at 10% totaling $35,000. This convertible note is convertible at the lesser of $0.0001 or 61% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The outstanding remaining principal balances at December 31, 2024, and December 31, 2023, was $35,000 and $0, respectively.

Trillium

Between May 25, 2021 and July 6, 2021, Cruzani entered into two convertible notes with Trillium Partners, LP bearing interest at 10% per annum and totaling $44,000. These convertible  notes were convertible at a fixed price of $0.0001. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at December 31, 2024, and December 31, 2023, was $0 and $0, respectively.

Between June 1, 2022 and December 6, 2022, the Company entered into several convertible notes with Trillium Partners, LP bearing interest between 10% and 12% per annum and totaling $332,800. These convertible notes are convertible at a fixed price between $0.0001 and $0.0002. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at December 31, 2024, and December 31, 2023, was $0 and $0, respectively.

On October 19, 2022, the Company entered into a convertible note with Trillium Partners, LP bearing interest at 8% totaling $275,000. The note included an original issue discount of $25,000. This convertible note is convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock  price for a thirty day period. The embedded conversion option of the convertible note contains conversion features that qualify for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. See Note 8. This convertible note is fully guaranteed by the Company’s Chief Executive Officer, Eddie Aizman, and President, Michael Lakshin. Additionally, on October 19, 2022, both Mr., Aizman and Mr. Lakshin, entered into pledge agreements in which they each have agreed to secure the Company’s payment obligations to the lender with a guaranty and a pledge of 163,461 shares of Series G preferred stock of the Company, for a total of 326,922 shares of Series G Preferred Stock. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at December 31, 2024, and December 31, 2023, was $62,000 and $0, respectively.

During the six months ended June 30, 2024, the Company entered into four additional convertible notes with Trillium Partners, LP bearing interest of 10% to 12% totaling $62,000. These notes include original issue discounts totaling $7,000. These notes have 6 months maturity dates and are convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock price for a thirty day period. The embedded conversion option of the convertible note contains conversion features that qualify for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The remaining principal balances at December 31, 2024, and December 31, 2023, was $62,000 and $0, respectively.

Matterhorn

On August 15, 2023, the Company entered into a convertible note with Matterhorn Partners LLC bearing interest at 12% totaling $25,000. The note included an original issue discount of $4,000. This convertible note is convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. This convertible note is fully guaranteed by the Company’s Chief Executive Officer, Eddie Aizman and President, Michael Lakshin. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at December 31, 2024, and December 31, 2023, was $0 and $8,454, respectively.

On June 20, 2024 (not funded until July 1, 2024), the Company entered into a convertible note with Matterhorn Partners LLC bearing interest at 10% totaling $12,000. The note included an original issue discount of $2,000. This convertible note is convertible at a 50% discount to market of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The remaining principal balances at December 31, 2024, and December 31, 2023, was $12,000 and $0, respectively.

Travel Data Solutions

On November 18, 2017, Cruzani entered into a convertible promissory note for $25,000 with Travel Data Solutions, Inc., pursuant to which the Company received proceeds of $25,000. The notes are convertible at any time after September 13, 2018 at a mutually agree upon conversion price, bearing interest rate at 10% per annum and due on November 30, 2019. During January and February 2018, the Company received an additional $75,000 under the same terms as the previously issued convertible promissory note. During the year ended December 31, 2023, the balance of the note was converted into shares of the Company’s common stock. As of December 31, 2024, and December 31, 2023, the outstanding balance was $ 0 and $125,000, respectively.

Travere Opportunity Fund

On June 20, 2024 (not funded until July 3, 2024), the Company entered into a convertible note with Matterhorn Partners LLC bearing interest at 10% totaling $12,000. The note included an original issue discount of $2,000. This convertible note is convertible at a 50% discount to market of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The remaining principal balances at December 31, 2024, and December 31, 2023, was $12,000 and $0, respectively.

Third Party

As a result of the reverse merger that occurred on May 4, 2022, as discussed in Note 1, the Company assumed convertible notes from Cruzani, most of which have been converted into common stock in the Company. The last remaining convertible debt outstanding during the twelve months ended December 31, 2024, and the year ended December 31, 2023, was a note that was entered into on July 7, 2020. the Company issued a $84,681 convertible promissory note to a third party in exchange for $84,681. The Convertible Note bears interest at 10% per annum. All unpaid principal and accrued interest under the Convertible Note will be due and payable in full one year from issuance. After six months from the issuance date, the Holder may elect to convert into that number of shares of common stock equal to the quotient obtained by dividing the outstanding principal balance and unpaid accrued interest under this Note by the amount equal to the anticipate public market price of the Company’s common stock multiplied by fifty percent (50%).  This convertible note was accounted for as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”, resulting in put premiums on stock settled debt being recognized. See Note 7. As of December 31, 2022, this convertible note is in default and the principal and accrued interest balance remain outstanding. During the year ended December 31, 2023, the Company had additional borrowings of $6,728. As of December 31, 2024, and December 31, 2023, the outstanding balance was $40,099 and $230,232, respectively

NOTE 7 – PUT PREMIUM ON STOCK SETTLED DEBT

At the end of the quarter ended June 30, 2022, the Company decided to adopt ASC 480 - “Distinguishing Liabilities from Equity.” When they enter into convertible notes, some of which contain, predominantly, fixed rate conversion features (See Note 7 for conversion terms), whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a put premium on the consolidated balance sheets, as applicable, on the note date with a charge to interest expense.

The put premiums are expensed on issuance of the debt with the liability released to additional paid in capital on conversion of the principal.

In previous years, the Company had recorded such items as derivative liabilities (See Note 8). Thus, there was a charge to put premium on stock settled debt and a decrease to derivative liability for all convertible debt determined to have fixed rate conversion options. On a going-forward basis, all put premiums will be recorded as a liability as put premium on stock settled debt on the consolidated balance sheets with a charge to interest expense.

NOTE 8 – DERIVATIVE LIABILITIES

Commencing with the second quarter of 2022, the Company changed its accounting treatment for securities that contain predominantly, fixed rate conversion features by recording the derivative feature as a put premium on stock settled debt.

The embedded conversion options of certain of the Company’s convertible debentures summarized in Note 6 contain variable conversion features that qualify for embedded derivative classification under ASC 815-15 Embedded Derivatives. The fair value of these liabilities is re-measured at the end of every reporting period and the change in fair value is reported in the statement of operations as a gain or loss on derivative financial instruments.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities:

Total
Balance as of December 31, 2021	$110,992
Change Due to Issuances	2,718,645
Transfer to put premium	(112,537)
Change in fair value	(544,850)
Balance as of December 31, 2022	2,172,250
Change Due to Issuances	(4,035,300)
Transfer to put premium	651,156
Change in fair value	1,645,712
Balance as of December 31, 2023	433,818
Change in fair value	390,089
Balance as of December 31, 2024	$43,729

The Company uses Level 3 inputs for its valuation methodology for its conversion option liabilities as their fair values were determined by using Black-Scholes options pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the issuance date until the maturity date). The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. As, required, these are classified based on the lowest level of input that is significant to the fair value measurement.

The following table shows the assumptions used in the calculations of its derivatives:

	December 31, 2024	December 31, 2023
Stock price	$$0.0001 - 0.1500	$$0.0001 - 0.1500
Exercise price	$$0.00003 - 0.2572	$$0.00003 - 0.2572
Contractual term (in years)	7.00 – 0.025	7.00 – 0.025
Volatility (annual)	174% - 2068%	174% - 2068%
Risk-free rate	4.41% - 5.57%	4.41% - 5.57%

NOTE 9 – RELATED PARTY TRANSACTIONS

For the twelve months ended December 31, 2024, and the year ended December 31, 2023, expenses of $9,693 and $38,771 were incurred for recruitment services by an entity owned by Michael Neece, Chief Product Officer.

Per the agreement with Michael Neece, a salary of $12,500 and a bonus of $4,167 was accrued for the year ended December 31, 2022. For the year ended December 31, 2023, an additional $150,000 in salary and a bonus of $50,000 was accrued. For the twelve months ended December 31, 2024, an additional $112,500 in salary was accrued.

On December 16, 2022, Bowmo, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with a related party, Interview Mastery Corporation (“Interview Mastery”), a Delaware corporation, by and through Michael R. Neece (“Neece”) and Caseridus, Inc. Michael Neece, the seller of Interview Mastery, is the chief product officer of the Company.

Through December 31, 2024, the Company owed Eddie Aizman and Michael Lakshin compensation based on their employment agreements; the agreements provide for annual salaries of $180,000 and $200,000, respectively commencing on September 6, 2022. During the year ended December 31, 2022, salaries of $57,205 and $63,562, were accrued for Eddie Aizman and Michael Lakshin, respectively. During the twelve months ended December 31, 2024, and the year ended December 31, 2023, salaries of $180,000 and $200,000, were accrued for Eddie Aizman and Michael Lakshin, respectively on an annualized basis. As of December 31, 2024, the total due to Eddie Aizman and Michal Lakshin is $372,205 and $413,562, respectively.

On July 8, 2019, the Company executed an employment agreement with Conrad Huss. The agreement provides for a salary of $10,000 per month. As of December 31, 2024, no additional amounts have been credited to accrued compensation.

NOTE 10 – COMMON STOCK

The Company has been authorized to issue 40,000,000,000 shares of common stock, $0.00001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

During the year ended December 31, 2022, the Company issued 18,094,721,962 (pre-reverse split) shares of common stock for the extinguishment of convertible debt.

During the year ended December 31, 2023, the Company issued 6,364,768,689 (post-reverse split) shares of common stock for the extinguishment of convertible debt.

As of December 31, 2024, the Company had 397,228,533 shares of common stock outstanding. During 2024, the Company issued 343,707,703 to retire convertible debt and the related accrued interest.

Acquisition of Interview Mastery

As discussed in Note 4, on December 16, 2022, the Company acquired Interview Mastery at a purchase price of 1,000,000,000 (pre-reverse split) shares of the Company’s common stock, valued at $200,000 using the stock price on the acquisition date. As of December 31, 2024 and December 31, 2023, these shares have not been issued and are recorded as a liability within accrued expenses on the consolidated balance sheet.

Michael Neece employment agreement

On December 16, 2022, the Company entered into an employment agreement with Michael Neece, Chief Product Officer. Under the agreement, 1,000,000,000 (pre-reverse split) shares of Company common stock will be issued as compensation in consideration of Neece’s employment with the Company which shall vest over a four (4) year period during which 250,000,000 (pre-reverse split) shares will vest on the first-year anniversary of Neece’s employment, followed by vesting in increments of 62,500,000 (pre-reverse split) shares per quarter (3-month period) thereafter until the full amount is vested and all of which shall be contingent upon Neece’s continual employment with the Company. These shares were valued using the share price of $0.0002 at the date of acquisition, and they will be expensed as stock-based compensation based on the vesting terms contingent upon continual employment of Neece. As of the twelve months ended December 31, 2024 and the year ended December 31, 2023, 250,000 and 250,000 shares have vested, respectively.

NOTE 11 – WARRANTS

In connection with the issuance of convertible notes to Trillium and Fondeur, the Company issued 38,650,000 post-reverse split) common stock purchase warrants to purchase 38,650,000 shares of the Company’s common stock pursuant to the terms therein as a commitment fee. During the three months ended March 31, 2024, the Company, in connection with the three additional notes issued to Fondeur, granted the issuance of an additional 150,000 warrants to purchase 150,000 shares of the Company’s common stock.

These warrants have an exercise price per share between $0.025- $0.0010 the above and expire between five and seven years. The aggregate fair value of the warrants, which was allocated against the debt proceeds totaled $596,927 based on the Black Scholes Merton pricing model using the following estimates: exercise price ranging from $0.00025 and $0.0025, 2.50% to 4.28% risk free rate, 266.74% to 699.48% volatility and expected life of the warrants of 5 to 7 years. The fair value was credited to additional paid in capital and debited to debt discount to be amortized over the term of the loan.

A summary of the status of the Company’s outstanding stock warrants and changes during the periods is presented below:

	Shares available to purchase with warrants*	Weighted Average Price	Weighted Average Remaining life
Outstanding, December 31, 2023	38,650,000	$0.001	$6.54

Issued	39,150,000	0.001	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, December 31, 2024	77,800,000	$0.001	$6.19

Exercisable, December 31, 2024	77,800,000	$0.001	$6.19

The Company uses Level 3 inputs for its valuation methodology for its conversion option liabilities as their fair values were determined by using the Binomial option pricing model based on various assumptions. The model incorporates the price of a share of the Company’s common stock (as quoted on the Over the Counter Bulletin Board), volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As, required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

Range of Exercise Prices	Number Outstanding December 31, 2024	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.025-0.0010	77,800,000	6.19 years	$0.0001

NOTE 12 – PREFERRED STOCK

Series AA and Super Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the conversion rate of one share of common stock for one share of Preferred Stock.

As of December 31, 2024, and December 31, 2023, there are 0 and 0 shares of Series AA and Super preferred stock outstanding, respectively.

Series A Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of ten shares of common stock for one share of Series A Preferred Stock. Each share is entitled to 10 votes, voting with the common stock as a single class, has liquidation rights of $2.00 per share and is not entitled to receive dividends.

As of December 31, 2024, and December 31, 2023, there are 3,381,520 and 3,381,520 shares of Series A preferred stock outstanding, respectively.

Series B Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 4,000 shares of common stock for one share of Series B Preferred Stock. Each share is entitled to 4,000 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is not entitled to receive dividends.

As of December 31, 2024, and December 31, 2023, there are 5,000 and 5,000 shares of Series B preferred stock outstanding, respectively.

Series C Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 400 shares of common stock for one share of Series C Preferred Stock. Each share is entitled to 400 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is entitled to receive four hundred times the dividends declared and paid with respect to each share of Common Stock.

As of December 31, 2024, and December 31, 2023, there are 5,000,000 and 5,000,000 shares of Series C preferred stock outstanding, respectively.

Series D Convertible Preferred Stock, has a par value of $0.0001, may be converted at a ratio of the Stated Value plus dividends accrued but unpaid divided by the fixed conversion price of $0.0015, which conversion price is subject to adjustment. Series D is non-voting, has liquidation rights to be paid in cash, before any payment to common or junior stock, 140% of the Stated Value ($2.00) per share plus any dividends accrued but unpaid thereon and is entitled to 8% cumulative dividends.

As of December 31, 2024, and December 31, 2023, there are 125,000 and 125,000 shares of Series D preferred stock outstanding, respectively.

Series E Convertible Preferred Stock, has a par value of $0.001, and a stated value of $1.00 per share, subject to adjustment. The shares of Series E Convertible Preferred Stock can convert at a conversion price that is equal to the amount that is 61% of the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding such conversion. The shares of Series E Convertible Preferred Stock are subject to redemption by the Company at its option from the date of issuance until the date that is 180 days therefrom, subject to premium that ranges from 120% to 145%, increasing by 5% during each 30-day period following issuance. Series E carries a 12% cumulative dividend, which will increase to 22% upon an event of default, is non-voting, and has liquidation rights to be paid in cash, before any payment to common or junior stock.

Series F Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the current conversion rate of 93,761,718 shares of common stock for one share of Series F Preferred Stock. Each share is entitled to 93,761,718 votes, voting with the common stock as a single class, has no liquidation rights and is not entitled to receive dividends.

As of December 31, 2024, and December 31, 2023, there are 0 and 0 shares of Series F preferred stock issued, respectively.

Series G Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock for a period ending 18 months following issuance at the conversion rate that will result, in the aggregate, in the holders of Series G Preferred Stock receiving that number of shares of Common Stock which equals Seventy Eight Percent (78%) of the total issued and outstanding shares of commons stock of the company on a fully diluted basis. The Series G Preferred Stock shall vote with the common stock as a single class, has liquidation rights of $0.001 per share and is entitled to receive an annal dividend of 6% of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation, or conversion.

As of December 31, 2024 and December 31, 2023, there are 1,000,000 and 1,000,000 shares of Series G preferred stock issued, respectively.

During the year ended December 31, 2022, as consideration for the reverse merger, the Company issued 1,000,000 shares of Series G Convertible Preferred stock.

On November 18, 2021, pursuant to the Founders Agreement, Michael Lakshin, President, and Edward Aizman, CEO, were issued 500 shares of Super Preferred Stock at a fair value of $50. These preferred shares, along with the 652,259 Series AA preferred stock, were cancelled on May 4, 2022, upon completion of the Reverse Merger. See Note 1.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Contingency arising from indebtedness owed to Oasis Capital, LLC

A contingency arises when there is a situation for which the outcome is uncertain, and which should be resolved in the future, Generally Accepted Accounting Principles require recognition of only those losses that are probable and for which a loss amount can be reasonably estimated.

The following details the nature of the contingency with Oasis Capital LLC (“Oasis”). In the normal course of its business, Oasis files notices to convert (“conversion notices”) a portion of its outstanding ownership of the Company’s indebtedness into shares of common stock. As a customary procedure for the annual audit for the period ended December 31, 2020, of Cruzani, Cruzani’s auditors confirmed its outstanding balance of the indebtedness and related accrued interest. During the year ended December 31, 2021, Oasis submitted conversions which stated that the outstanding indebtedness was far greater than that which was on the Company’s books. The total amount of the increased indebtedness was approximately $1.2 million. After investigation, the Company determined that the difference related to liquidated damages that the Company does not believe that it owes.

Since the Company believes that the loss is not probable and no litigation has been pursued at this time, there has been no recognition of this liability on the books and records of the Company.

Legal

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. A contingency arises when there is a situation for which the outcome is uncertain, and which should be resolved in the future, Generally Accepted Accounting Principles require recognition of only those losses that are probable and for which a loss amount can be reasonably estimated.

On February 13, 2017, Baum Glass & Jayne PLLC (“Plaintiff”) obtained a default judgment against the Company in the amount of $27,084. Plaintiff has not attempted enforced collection. The amount was included in accounts payable as of December 31, 2024.

NOTE 14 – INCOME TAX

In accordance with ASC 740, we are required to recognize the impact of an uncertain tax position in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by the tax authorities. It is also our policy, in accordance with authoritative guidance, to recognize interest and penalties related to income tax matters in interest and other expense in our Statements of Operations.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As a result of our cumulative losses, management has concluded that a full valuation allowance against our net deferred tax assets is appropriate.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21%.

The provision for income taxes on our loss from operations for the fiscal years ended December 31, 2024 and December 31, 2023 is as follows (in both dollar and percentage terms):

	Year ended	Year ended
	December 31, 2024	December 31, 2023
Net (loss)	$(444,284)	$(3,748,952)
Less:
Amortization of debt discount	(98,319)	321,531
Change in fair value of derivative liability	(247,771)	2,135,555
Other income	-	55,500
Taxable income	$(790,375)	$(1,236,366)
Marginal tax rate	26%	26%
Tax expense	(205,497)	(321,455)
Change in valuation allowance	205,497	321,455
Provision for Income taxes	$-	$-

	Year ended	Year ended
	December 31, 2024	December 31, 2023

Net (loss)	26.0%	26.0%

Less:

Amortization of debt discount	3.2%	-6.8%

Change in fair value of derivative liability	8.2%	-44.9%

Other income	0.0%	-1.2%

Marginal income tax expense	37.4%	-26.8%

Change in valuation allowance	-37.4%	26.8%

Provision for Income taxes	0.0%	0.0%

Reconciliation of the statutory federal income tax to the Company’s effective income tax rate for the years ended December 31, 2023 and 2022:

	Year ended	Year ended	Year ended
	December 31, 2024	December 31, 2023	December 31, 2022
Marginal tax rates:
Federal	21%	21%	21%
State, net of federal tax impact	5%	5%	5%
Total marginal tax rates	26%	26%	26%

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred, but we have not analyzed it at this time as the deferred tax asset is fully reserved.

On March 27, 2020, the US government signed the CARES Act into law, a $2 trillion relief package to provide support to individuals, businesses, and government organizations during the COVID-19 pandemic. During 2020, $91,035 in PPP relief was received under the CARES Act and was forgiven free of taxation in 2021.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of December 31, 2023 and 2022 the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the years ended December 31, 2023 and 2022. The Company did not recognize any interest or penalties during fiscal 2024 or 2023 related to unrecognized tax benefits.

For the years ended December 31, 2024 and 2023, the net increase in valuation allowance was approximately $205,497 and $321,455, respectively.

NOTE 15 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the company has analyzed its operations subsequent to December 31, 2024, through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements except for the following:

Advisory contract

As of May 1, the Company entered into a Consulting contract with Frondeur Partners LLC for a monthly $12,500 fee.

On May 9, 2025 Edward Aizman resigned from his positions as an Officer and Director of the Company.

Issuance of shares

Subsequent to the year-end, the Company issued 1,037,240,961 shares of common stock to extinguish debt of $77,371, extinguish accrued interest of $31,585 and incurred expenses of $20,205 as follows:

Date issued	Debtholder	Issuance date of note	Debt	Accrued Interest	Fees	Total	Common stock issued
2-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	$2,929	$1,971	$-	$4,900	16,065,574
3-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,754	2,526	-	6,280	20,590,164
3-Jan-25	Frondeur Partners, LLC	1-Nov-23	1,386	14	1,795	3,195	31,952,900
3-Jan-25	Traverse Opportunity Fund, LP	various	3,200	-	-	3,200	32,000,000
6-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,754	2,526	-	6,280	20,590,164
7-Jan-25	Frondeur Partners, LLC	1-Nov-23	3,325	8	1,795	5,128	51,277,000
8-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,754	2,526	-	6,280	20,590,164
13-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	4,710	3,170	-	7,880	25,836,066
21-Jan-25	Traverse Opportunity Fund, LP	various	5,000	-	-	5,000	50,000,000
27-Jan-25	Frondeur Partners, LLC	1-Nov-23	2,534	28	1,795	4,357	43,573,300
28-Jan-25	Frondeur Partners, LLC	1-Dec-23	590	1,654	3,145	5,389	22,437,000
28-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,616	2,434	-	6,050	33,060,109
7-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	2,779	1,871	-	4,650	38,114,754
11-Feb-25	Frondeur Partners, LLC	1-Feb-24	5,468	99	1,795	7,362	79,520,000
12-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	2,920	1,965	-	4,885	40,040,984
18-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	2,920	1,965	-	4,885	40,040,984
19-Feb-25	Frondeur Partners, LLC	1-Dec-23	3,942	10	1,795	5,747	57,473,000
20-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	3,356	2,259	-	5,615	46,024,590
24-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	1,937	1,303	-	3,240	53,114,754
25-Feb-25	Frondeur Partners, LLC	1-Jan-24	550	1,858	3,145	5,553	55,525,300
3-Mar-25	Frondeur Partners, LLC	1-Jan-24	9,450	19	1,795	11,264	112,636,400
11-Mar-25	Frondeur Partners, LLC	1-Feb-24	3,015	1,706	3,145	7,866	78,663,000
28-Mar-25	1800 Diagnol Lending, LLC	10-Nov-23	2,484	1,671	-	4,155	68,114,754
			$77,371	$31,585	$20,205	$129,161	1,037,240,961

As of the issuance date of this report, there are 1,434,469,494 shares of common stock issued and outstanding.

BOWMO, INC.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2025

Index to the Consolidated Financial Statements (Unaudited)

BOWMO, INC.

Consolidated Balance Sheet

March 31, 2025 and December 31, 2024

(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Cash	$4,203	$4,245
Accounts Receivable	18,172	18,172
Deferred Financing costs	1,875
Prepaid Expenses	858	858
Loans to related parties	1,911	1,760
Total Assets	$27,019	$25,035
Liabilities
Accrued expenses	$13,500	$13,500
Accrued interest	347,081	364,152
accounts payable	1,235,030	1,235,030
accrued officer compensation	1,784,954	1,739,241
Accrued payroll taxes	91,127	91,127
Convertible notes payable- current	33,412	67,808
Put premium on stock settled debt	205,684	205,684
Acquisition payable	200,000	200,000
Derivative liability	340,206	43,632
Loans payable -related party	269,500	269,500
Loans payable- current portion	30,000	30,000
Total Current Liabilities	4,550,494	4,259,673
Loans payable, net of current portion	193,202	193,202
Total Non-current Liabilities	193,202	193,202
Total liabilities	4,743,696	4,452,875

The accompanying Notes are an integral part of these financial statements

BOWMO, INC.

Consolidated Balance Sheet

March 31, 2025 and December 31, 2024

(Unaudited)

(Continued)

	March 31,	December 31,
	2025	2024
Commitments and contingencies
Stockholders’ Deficit
Preferred Stock- Series A , $.01 par value, 3,500,000 authorized, 3,381,520 shares outstanding at March 31, 2025 and December 31, 2024, respectively	33,815	33,815
Preferred Stock- Series B, 10,000 shares authorized, par value $.01, convertible, 5,000 shares outstanding at March 31, 2025 and December 31, 2024, respectively	50	50
Preferred Stock- Series C, 10,000,000 shares authorized, par value $.01, convertible, 5,000,000 and 5,000,000 shares outstanding at March 31, 2025 and December 31, 2024, respectively	50,000	50,000
Preferred Stock- Series D, 125,000 shares authorized, par value $.0001, convertible, 125,000 and 125,000 shares outstanding at March 31, 2025 and December 31, 2024, respectively	12	12
Series E Preferred stock to be issued	166,331	166,331
Preferred Stock- Series F, 101 shares authorized, par value $.01, 101 and 101 shares outstanding at March 31, 2025 and December 31, 2024, respectively	-	-
Series G Preferred stock- 1,000,000 shares authorized and outstanding, at March 31, 2025 and December 31, 2024, respectively $.0001 par value	1,000	1,000
Series AA Preferred stock- 652,259 and 652,259 shares outstanding, at March 31, 2025 and December 31, 2024, respectively	-	-
Super Series Preferred stock- 500 and 500 shares outstanding, at March 31, 2025 and December 31, 2024, respectively	-	-
Common stock-40 billion shares authorized, 1,434,469,494 and 397,228,533 shares , outstanding at March 31, 2025 and December 31, 2024, respectively	14,345	3,972
Additional paid-in capital	9,620,928	9,527,614
Common stock to be issued	26	26
Treaury stock, at cost 2,917 shares as of March 31, 2025 and December 31, 2024, respectively	(773,500)	(773,500)
Accumulated Deficit	(13,829,684)	(13,437,161)

Total Stockholders’ deficit	(4,716,677)	(4,427,841)

Total Liabilities and Stockholders’ deficit	$27,019	$25,035

The accompanying Notes are an integral part of these financial statements

Bowmo, Inc.

Consolidated Statement of Operations

Three months ended March 31, 2025 and 2024

(Unaudited)

	Three Months	Three Months
	ended	ended
	March 31, 2025	March 31, 2024
Operating Expenses
General and administrative	$111	31,249
Professional fees	20,205	39,500
Compensation Expense	60,493	125,000
Total Operating Expenses	80,809	195,749
Net operating profit (loss)	(80,809)	(195,749)
Other Income (Expense)
Interest expense	15,139
Change in value of derivative liability	296,574	(356,126)
Total Other Income (Expense)	311,713	(356,126)
Net income before income taxes	(392,523)	(551,875)
Provision for Income Taxes	-	-
Net loss	$(392,523)	$(551,875)
Weighted average shares outstanding	954,595,243	109,541,546
Net loss per share	$(0.00)	$(0.01)

The accompanying notes are an integral part of these financial statements

Bowmo, Inc.

Statement of Stockholders’ Deficit

For Period December 31, 2024 to March 31, 2025

	Series A		Series B		Series C		Series D
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2024	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	$125,000	$12
Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	-	-
Mark to market on warrants	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance, March 31, 2025	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12

	Series E Preferred		Series F		Series G		Series AA
	Stock to be issued		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2024	$-	$166,331	101	$-	1,000,000	$1,000	652,259	$-
Shares issued for extinguishment of convertible debt	-	-	-	-
Mark to market on warrants	-	-	-	-
Net loss	-	-	-	-	-	-	-	-
Balance, March 31, 2025	-	$166,331	101	-	$1,000,000	$1,000	652,259	$-

Bowmo, Inc.

Statement of Stockholders’ Deficit

For Period December 31, 2024 to 2024

(Continued)

	Super Series				Common Stock
	Preferred Stock		Common Stock		to be Issued
	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2024	500	$-	397,228,533	$3,972	$2,550,000	$26
Shares issued for extinguishment of convertible debt			1,037,240,961	10,372
Mark to market on warrants				-
Net loss	-		-	-	-	-
Balance, March 31, 2025	500	$-	1,434,469,494	$14,345	2,550,000	$26

	Additional Paid-In	Treasury	Accumulated
	Capital	Stock	Deficit	Total
Balance December 31, 2024	$9,527,614	$(773,500)	$(13,437,161)	(4,427,841)
Shares issued for extinguishment of convertible debt	118,789	-	-	129,161
Mark to market on warrants	(25,475)	-	-	(25,475)
Net loss	-	-	(392,523)	(392,523)
Balance, March 31, 2025	$9,620,928	$(773,500)	$(13,829,684)	(4,843,313)

The accompanying notes are an integral part of these financial statements

Bowmo, Inc.

Statement of Cash Flows

For the Three Months ended March 31, 2025 and March 31, 2024

(Unaudited)

	For the Three months ended March 31, 2025	For the Three months ended March 31, 2024
OPERATING ACTIVITIES:
Net income /(Loss)	$(392,523)	$(551,875)

Amortization of debt discount	625	-

Expenses incurred on extinguishment of debt	20,205	-

Correction of put premium on stock settled debt	-	(30,000)

Change in fair value of derivative liability	296,574	356,126

Change in operating assets and liabilities:

Prepaid expenses and other current assets	-	(43,550)

Accounts payable	-	60,197

Accrued expenses	-	(200,197)

Accrued interest	14,514	-

Accrued compensation	45,713	125,000

Loans to Related parties	(151)	-

Acquisition payable	-	200,000
	63,000	-

Net cash provided (used) by Operations	(15,042)	(84,299)

INVESTING ACTIVITIES
Net cash provided (used) by Investing activities	-	-

FINANCING ACTIVITIES

Proceeds from Equity issuances	-	285,518

Repayment of loans	-	(220,518)

Proceeds from loans payable	15,000	15,000
Net cash provided (used) by Financing activities	15,000	80,000
Net change in Cash and Cash equivalents	(42)	(4,299)

Cash and cash equivalents-Beginning of year	4,245	6,308

Cash and cash equivalents-End of year	$4,203	$2,009

Cash paid for Interest	$-	$-
Cash paid for Income taxes	$-	$-

Supplemental disclosure of Cash and Non-cash transactions

Common stock issued for extinguishment of debt and accrued interest	$129,161	$285,518

Original issue discount incurred	$2,500	$-

The accompanying notes are an integral part of these consolidated financial statements.

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2025

NOTE 1 – BACKGROUND

Reverse Merger and Corporate Restructure

On May 4, 2022, Cruzani, Inc. (“Cruzani” or the “Predecessor”) entered into a merger agreement (the “Merger Agreement”) with Bowmo, Inc. (“Bowmo”) and Bowmo Merger Sub, Inc. to acquire Bowmo. (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on May 4, 2022, and pursuant to the terms of the Merger Agreement, all outstanding shares of Bowmo were exchanged for shares of Cruzani’s common stock and Bowmo became Cruzani’s wholly owned subsidiary.

The merger was effected pursuant to the Merger Agreement. The merger is being accounted for as a reverse merger whereby Bowmo is the acquirer for accounting purposes. Bowmo is considered the acquiring company for accounting purposes as upon completion of the Merger, Bowmo’s former stockholders held a majority of the voting interest of the combined company.

Pursuant to the merger, the Company issued Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities to Bowmo’s stockholders. Upon completion of the acquisition, Bowmo is treated as the surviving entity and accounting acquirer although Cruzani was the legal acquirer. Accordingly, the historical financial statements are those of Bowmo.

Accounting for Reverse Merger

The fair value of Cruzani assets acquired and liabilities assumed was based upon management’s estimates.

The following table summarizes the allocation of purchase price of the acquisition:

Tangible Assets Acquired:	Allocation
Cash and cash equivalents	517
Accounts payable	(326,400)
Accrued interest	(1,197,027)
Accrued officer compensation	(453,333)
Convertible Notes	(620,933)
Put premium on stock settled debt	(230,743)
Loans payable	(254,500)
Net Tangible Assets Acquired	$(3,082,419)

Equity Acquired:
Series A Preferred stock, 3,500,000 shares authorized, par value $0.01; 3,381,520 shares issued and outstanding	(33,815)
Series B Preferred stock, 10,000 shares authorized, par value $0.01; 5,000 shares issued and outstanding	(50)
Series C Preferred stock, 10,000,000 shares authorized, par value $0.01; 5,000,000 shares issued and outstanding	(50,000)
Series D Preferred stock, 125,000 shares authorized, par value $0.0001; 125,000 shares issued and outstanding	(12)
Series E Preferred stock to be issued	(166,331)
Series F Preferred stock, 101 shares authorized, par value $0.0001; 101 shares issued and outstanding	-
Common stock 20,000,000,000 shares authorized, $0.00001 par value; 8,955,014,498 shares issued and outstanding	(89,550)
Treasury stock, at cost – 2,917 shares	773,500
Additional paid in capital	(2,648,676)

Consideration:
Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities to Bowmo’s stockholders	1,000

Organization and Business

Bowmo, Inc. (FKA Cruzani, Inc.) (the “Company”) is an AI-powered recruiting platform. Bowmo, Inc. is an AI-powered software and services company on a mission to transform productivity across industries. Our proprietary platform blends artificial intelligence (AI), machine learning (ML), extended reality (XR/VR/AR), blockchain, and workflow automation to streamline business processes, eliminate inefficiencies, and empower human capital.

Our flagship product, OWN-HR, is an intelligent HR-tech solution built on a multi-vertical core platform that can be rapidly adapted to serve other markets such as cybersecurity, SaaS sales, retail, sports, media & entertainment, and real estate.

The Company was incorporated as a Delaware corporation in 2016.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operations.

The Company incurred a net loss for the three months ended March 31, 2025, of ($392,523),. As of March 31, 2025, the Company has a working capital deficit of $4,523,475 and an accumulated deficit of $13,829,684.

The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

COVID-19 Impacts on Accounting Policies and Estimates

COVID-19 Impacts on Accounting Policies and Estimates In light of the currently unknown ultimate duration and severity of COVID-19, we face a greater degree of uncertainty than normal in making the judgments and estimates needed to apply our significant accounting policies. As COVID-19 continues to develop, we may make changes to these estimates and judgments over time, which could result in meaningful impacts to our financial statements in future periods.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, Cash and Cash Equivalents, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At March 31, 2025 and December 31, 2024, the Company had cash and cash equivalents of $5,345 and $6,308, respectively. There are no amounts that are uninsured by the FDIC (Federal Deposit Insurance Corporation).

Deferred Income Taxes and Valuation Allowance

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized.  For the years ended December 31, 2024 and 2022, respectively, due to cumulative losses, we recorded a valuation allowance against our deferred tax asset that reduced our income tax benefit for the period to zero. As of December 31, 2023 and 2022, we had no liabilities related to federal or state income taxes and the carrying value of our deferred tax asset was zero.

The Company accounts for income taxes applying FASB ASC 740, which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Financial Instruments

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

Level 2 –	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 –	Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with various accounting standards.

ASC 480 “Distinguishing Liabilities From Equity” provides that instruments convertible predominantly at a fixed rate resulting in a fixed monetary amount due upon conversion with a variable quantity of shares (“stock settled debt”) be recorded as a liability at the fixed monetary amount.

ASC 815 “Derivatives and Hedging” generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument.”

The Company accounts for convertible instruments (when it has determined that the instrument is not a stock settled debt and the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the share transaction and the effective conversion price embedded in the preferred shares.

ASC 815-40 provides that generally if an event is not within the entity’s control and could require net cash settlement, then the contract shall be classified as an asset or a liability.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity” and measures the convertible note at its fixed monetary amount, which is the result of the share price discount at the time of conversion, and records the put premium, as applicable, on the note date with a charge to interest expense.

Derivative Instruments

The Company’s derivative financial instruments consist of derivatives with the sale of a convertible notes in 2024 and 2023. The accounting treatment of derivative financial instruments requires that the Company records the derivatives at their fair values as of the inception date of the debt agreements and at fair value as of each subsequent balance sheet date. The carrying value assigned to the host instrument will be the difference between the previous carrying value of the host instrument and the fair value of the derivatives. There is an offsetting debt discount or premium as a result of the fair value assigned to the derivatives, as well as any debt issuance costs, which are amortized under the straight-line method over the term of the loan. Any change in fair value is recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting. Under the acquisition method, assets acquired, liabilities assumed, and consideration transferred are recorded at the date of acquisition at their respective fair values. Definite-lived intangible assets are amortized over the expected life of the asset. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. The Company remeasures fair value as of each reporting date and changes resulting from events after the acquisition date, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value and accretion costs are recognized in earnings.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 Revenue from Contracts with Customers, to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The principle is to recognize revenue to depict the transfer of promised services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company generates revenue from (1) Recruiting as a Service (“Raas”), and (2) Direct Placement.

Recruiting as a Service:

RaaS allows the Company’s customers to outsource the management of their recruiting process allowing the Company to use the Application to assist its customers hiring needs by strategically gearing the service to reach the customer’s objectives. Revenue from RaaS consists of monthly billing to the customer for services provided.

RaaS service contracts with customers are month-to-month for a fixed price. Revenues are recognized on a gross basis when each monthly subscription service is completed.

Direct Placement

The Company generates direct placement revenue by earning one-time fees for each time an employer hires one of the candidates that the Company refers. The Company sources qualified candidate referrals for the employers’ available jobs through the use of the Company’s Application. Upon the employer hiring one or more of the Company’s candidate referrals, the Company earns the direct placement fee, which consists of an amount agreed upon between the Company and its customers. The fee is a percentage of the referred candidates’ first year’s base salary.

Direct placement revenues are recognized on a gross basis on the date of hire of the candidate placed with an employer, as it is more than probable that a significant revenue reversal will not occur. This fee is only charged to the employer. Any payments received prior to the hire date are recorded as deferred revenue on the consolidated balance sheets. Payments for recruitment services are typically due within 30 days of completion of services.

Direct placement revenue is subject to a 90-180 day guarantee that the candidate will not resign or be terminated in that time period. The Company uses historical evidence as well as additional factors to determine and estimate the amount of consideration received that the Company does not expect to be entitled to. For any amounts received for which the Company does not expect to be entitled, it would not recognize revenue when the candidate is hired but would recognize those amounts received as a refund liability. The Company included in the transaction price the estimated amount of variable consideration per the expected value method. A refund liability would be credited for the difference between cash consideration received and variable consideration recognized. The refund liability would be updated at the end of each reporting period for any changes in circumstances. As of December 31, 2023 and 2022 there was no refund liability on the consolidated balance sheets as historically no direct placement revenue has been refunded to the Company.

Stock-based compensation

We account for our stock-based compensation under ASC 718 “Compensation - Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the shorter of the service period or the vesting period of the stock-based compensation. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model. Determining the fair value of stock-based compensation at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Change in accounting principle

Commencing with the second quarter of 2022, the Company prospectively changed its accounting treatment for securities that contain predominantly, fixed rate conversion features by recording the derivative feature as a put premium on stock settled debt. See Note 7 for further discussion. The company believes this change in accounting principle is preferable as it applies a more consistent method of accounting for convertible notes that contain similar conversion features.

NOTE 4 – BUSINESS COMBINATIONS

Interview Mastery Asset Purchase

On December 16, 2022, the Company entered into an Asset Purchase Agreement (the “APA”) with a related party, Interview Mastery Corporation (“Interview Mastery”), a Delaware corporation, by and through Michael R. Neece (“Neece”), the Company’s Chief Product Officer, and Caseridus, Inc. Under the terms of the APA, the Company will pay the purchase price through the issuance of 1,000,000,000 (pre-reverse split) shares of the Company’s common stock to the stockholders of Interview Mastery, valued at the stock price of $0.0002 on the acquisition date, that vest immediately for all of the business assets of Interview Mastery. An additional 1,000,000,000 (pre-reverse split) shares of Company common stock will be issued as compensation in consideration of Neece’s employment with the Company which shall vest over a four (4) year period during which 250,000,000 (pre-reverse split) shares will vest on the first-year anniversary of Neece’s employment, followed by vesting in increments of 62,500,000 shares per quarter (3-month period) thereafter until the full amount is vested and all of which shall be contingent upon Neece’s continual employment with the Company. These shares were valued using the share price of $0.0002 at the date of acquisition, and they will be expensed as stock-based compensation based on the vesting terms contingent upon continual employment of Neece. In connection with the APA, the Company created a new board seat and offered this seat to Neece who was formally invited to join the Company’s Board of Directors.

The acquisition was accounted for as a business combination in accordance with the acquisition method under the guidance in ASC 805-10 and 805-20. This business combination was accounted for as a related party acquisition, as Neece is the chief product officer of the Company.

Accordingly, the total purchase consideration was allocated to net assets acquired based on their respective historical costs. The assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their historical costs as of the acquisition date.

The final allocation of the purchase price in connection with the Interview Mastery acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,633
Prepaid expenses	997
Loss on acquisition – related party	197,370
	$200,000

Total acquisition costs incurred were $58,092 recorded as a component of General and administrative expenses. As a result of the business combination, the Company recognized a related party loss of $197,370 which is included in general and administrative expenses on the consolidated statements of operations during the year ended December 31, 2022.

NOTE 4 – LOANS PAYABLE

As a result of the reverse merger that occurred on May 4, 2022, as discussed in Note 1, the Company assumed Loans 1 through 5 on the table below from Cruzani.

The Cruzani loan payable balances are as follows:

	Rate	March 31, 2025	December 31, 2024
Loan 1	1%	$42,000	$42,000
Loan 2	1%	3,000	3,000
Loan 3	8%	64,000	64,000
Loan 4	8%	160,500	160,500
Loan 5		-	-
Total		$269,500	$269,500

Annual maturities of the Cruzani notes payable are as follows:

For the year ending	Amount
December 31, 2025	$13,873
December 31, 2026	7,336
December 31, 2027	7,616
Thereafter	240,675
Total payments	$269,500

Loans 1 through 5 are past due as of the issuance of these financial statements.

Loan 1) On May 30, 2013, and August 12, 2013, Cruzani received advances from a director for $2,000 and $25,000, respectively. On August 12, 2013, the Company entered into an unsecured, non-guaranteed, demand loan agreement with the director for $27,000. The loan bears interest at 1% per annum compounded monthly.

Loan 2) On February 27, 2014, and March 19, 2015, Cruzani received advances from a director of $6,000, and $10,200, respectively. During the year ended December 31, 2015, the Company repaid $13,200. The advances are unsecured, due on demand and bears interest at 1% per annum compounded and calculated monthly.

Loan 3) On September 18, 2014, May 29, 2015, July 3, 2015, December 2, 2015, and January 4, 2016, Cruzani entered into unsecured, non-guaranteed, loan agreements pursuant to which the Company received proceeds of $35,000, $4,000, $5,000, $22,000, and $45,000, respectively. The loans bear interest at 8% per annum compounded annually and are due 1 year after the date of issuance.

Loan 4) On December 4, 2014, January 29, 2015, August 12, 2015, August 21, 2015, September 1, 2015, September 15, 2015, November 13, 2015, and December 23, 2015, Cruzani issued unsecured notes payable of $20,000, $20,000, $20,000, $25,000, $40,000, $25,000, $30,000 and $10,000, respectively, to a significant shareholder. The notes bear interest at an annual rate of 8% per annum, are uncollateralized, and due 1 year after the date of issuance.

Loan 5) Entities negatively impacted by the coronavirus (“COVID-19”) pandemic were eligible to apply for loans sponsored by the United States Small Business Administration (“SBA”) Economic Injury Disaster Loan (“EIDL Loan”) program. On July 15, 2020, the Company received cash proceeds of $40,400 under this program. In addition, in July 2020, the Company received $6,000 from the SBA as a COVID-19 Economic Injury Disaster Loan Advance (the “EIDL Advance”). The proceeds can be used to fund payroll, healthcare benefits, rent and other qualifying expenses, and the loan is not subject to a loan forgiveness provision. The standard EIDL Loan repayment terms include interest accruing at 3.75% per annum effective July 15, 2020; the payment schedule contains a one-year deferral period on initial principal and interest payments; the loan term is thirty years; and there is no prepayment penalty or fees. The Company pledged all assets of the Company as collateral for the loan. As of December 31, 2021, the amounts outstanding totaled $40,400, and was classified as part of notes payable on the consolidated balance sheet. Additionally, the Company entered into a security agreement with the SBA in which this promissory note is collateralized by all tangible and intangible assets of the Company. On January 6, 2021, the SBA announced a one-year extension of the deferral period for loans that commenced in 2020 delaying payments of principal and interest to July 2022. Pursuant to an SBA Procedural Notice in December 2020, the EIDL Advance was forgiven. The Company has recognized the entire EIDL Advance amount of $6,000 as grant income, which is included in other income (expense) in the consolidated statement of operations for the year ended December 31, 2021.

In February 2022, the Company agreed to the first and second modifications of the EIDL Loan. The EIDL was modified to include additional borrowings of $269,200, which were received in full in February 2022. Periodic monthly payments have increased to $1,556 in the first modification, and reduced to $1,506 in the second modification. Additionally, the Company entered into an amended security agreement with the SBA in which this promissory note, and the modifications, is collateralized by all tangible and intangible assets of the Company. The balance of the EIDL loan balance at March 31, 2025, and December 31, 2024 is $193,202 and $193,202, respectively.

NOTE 5 – CONVERTIBLE NOTES

The following table summarizes the convertible notes as of March 31, 2025, and December 31, 2023:

	March 31,	December 31,	Put Premium On Stock
Creditor	2025	2024	Settled Debt
Frondeur	$13,328	$13,328	$16,083
Kings Wharf	32,020	40,220	-
1800 Diagonal Lending	92,139	131,050	40,000
Trillium	111,240	124,000	124,000
Matterhorn	12,000	12,000	-
Travere Opportunity Fund	12,000	12,000	-
Third Party	40,099	40,099	25,601
Total	312,826	372,697	205,684
Less: Debt discount	(279,414)	(304,889)
Total Convertible notes payable	$33,412	$67,808

Frondeur

Between June 1, 2022 and December 1, 2022, the Company entered into several convertible notes with Frondeur Partners, LLC bearing interest at 10% per annum and totaling $160,000. These convertible notes are convertible between 50% and 70% of the lowest close bid price of the Company’s stock  price for a twenty day period.  These convertible notes were accounted for as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”, resulting in put premiums on stock settled debt being recognized. See Note 7. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the notes into shares of the Company’s common stock.

During the three months ended March 31, 2024, the Company issued three additional convertible notes to Fondeur. The aggregate principal amount of these notes is $30,000, and the notes are dated January 1, 2024 ($10,000), February 1, 2024 ($10,000) and March 1, 2024 ($10,000). They bear interest at 12% and are due in full at October 31, 2024, November 30, 2024 and March 31, 2025, respectively. Due to these conversions, the remaining principal balances at March 31, 2025, and December 31, 2024, was $13,328 and $13,328, respectively. The Company granted 150,000 warrants to purchase 150,000 shares of the Company’s common stock with these convertible notes. These warrants have an exercise price of $0.0001 and a term of five years.

Kings Wharf

On October 19, 2022, the Company entered into a convertible note with King Wharf Opportunities Fund bearing interest at 8% totaling $275,000. The note included an original issue discount of $25,000. This convertible note is convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock price for a thirty day period. The embedded conversion option of the convertible note contains conversion features that qualify for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. See Note 8. This convertible note is fully guaranteed by the Company’s Chief Executive Officer, Eddie Aizman, and President, Michael Lakshin. Additionally, on October 19, 2022, both Mr., Aizman and Mr. Lakshin, entered into pledge agreements in which they each have agreed to secure the Company’s payment obligations to the lender with a guaranty and a pledge of 163,461 shares of Series G preferred stock of the Company, for a total of 326,922 shares of Series G Preferred Stock. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at March 31, 2025, and December 31, 2023, was $32,020, and $40,220, respectively.

1800 Diagonal Lending

November 10, 2023, the Company entered into a convertible note with 1800 Diagonal Lending bearing interest at 10% totaling $77,000. This convertible note is convertible at the lesser of $0.0001 or 61% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The outstanding remaining principal balances at March 31, 2025, and December 31, 2024, was $73,089 and $77,000, respectively.

December 12, 2023, the Company entered into a convertible note with 1800 Diagonal Lending bearing interest at 10% totaling $40,000. This convertible note is convertible at the lesser of $0.0001 or 61% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The outstanding remaining principal balances at March 31, 2025, and December 31, 2023, was $40,000 and $40,000, respectively.

During the six months ended June 30, 2024, the Company entered into a convertible note with 1800 Diagonal Lending bearing interest at 10% totaling $35,000. This convertible note is convertible at the lesser of $0.0001 or 61% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The outstanding remaining principal balances at March 31, 2025, and December 31, 2023, was $35,000 and $0, respectively.

Trillium

Between May 25, 2021 and July 6, 2021, Cruzani entered into two convertible notes with Trillium Partners, LP bearing interest at 10% per annum and totaling $44,000. These convertible  notes were convertible at a fixed price of $0.0001. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at March 31, 2025, and December 31, 2023, was $0 and $0, respectively.

Between June 1, 2022 and December 6, 2022, the Company entered into several convertible notes with Trillium Partners, LP bearing interest between 10% and 12% per annum and totaling $332,800. These convertible notes are convertible at a fixed price between $0.0001 and $0.0002. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at March 31, 2025, and December 31, 2023, was $0 and $0, respectively.

On October 19, 2022, the Company entered into a convertible note with Trillium Partners, LP bearing interest at 8% totaling $275,000. The note included an original issue discount of $25,000. This convertible note is convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock  price for a thirty day period. The embedded conversion option of the convertible note contains conversion features that qualify for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. See Note 8. This convertible note is fully guaranteed by the Company’s Chief Executive Officer, Eddie Aizman, and President, Michael Lakshin. Additionally, on October 19, 2022, both Mr., Aizman and Mr. Lakshin, entered into pledge agreements in which they each have agreed to secure the Company’s payment obligations to the lender with a guaranty and a pledge of 163,461 shares of Series G preferred stock of the Company, for a total of 326,922 shares of Series G Preferred Stock. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at March 31, 2025, and December 31, 2023, was $62,000 and $0, respectively.

During the six months ended June 30, 2024, the Company entered into four additional convertible notes with Trillium Partners, LP bearing interest of 10% to 12% totaling $62,000. These notes include original issue discounts totaling $7,000. These notes have 6 months maturity dates and are convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock price for a thirty day period. The embedded conversion option of the convertible note contains conversion features that qualify for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The remaining principal balances at March 31, 2025, and December 31, 2023, was $62,000 and $0, respectively.

On January 10, 2025, the Company issued to Trillium Partners, LP a note for $12,000, which consisted of $10,000 in cash and a $2,000 original issue discount. The Note bears interest at 12% and matures on December 31, 2025.

On February 28, 2025, the Company issued to Trillium Partners, LP a note for $12,000, which consisted of $10,000 in cash and a $2,000 original issue discount. The Note bears interest at 12% and matures on February 28, 2026.

Matterhorn

On August 15, 2023, the Company entered into a convertible note with Matterhorn Partners LLC bearing interest at 12% totaling $25,000. The note included an original issue discount of $4,000. This convertible note is convertible at the lesser of $0.0001 or 50% of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. This convertible note is fully guaranteed by the Company’s Chief Executive Officer, Eddie Aizman and President, Michael Lakshin. During the years ended December 31, 2023 and 2022, the lender opted to convert certain portions of the note into shares of the Company’s common stock. Due to these conversions, the remaining principal balances at March 31, 2025, and December 31, 2023, was $0 and $8,454, respectively.

On June 20, 2024 (not funded until July 1, 2024), the Company entered into a convertible note with Matterhorn Partners LLC bearing interest at 10% totaling $12,000. The note included an original issue discount of $2,000. This convertible note is convertible at a 50% discount to market of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The remaining principal balances at March 31, 2025, and December 31, 2023, was $12,000 and $0, respectively.

Travere Opportunity Fund

On June 20, 2024 (not funded until July 3, 2024), the Company entered into a convertible note with Matterhorn Partners LLC bearing interest at 10% totaling $12,000. The note included an original issue discount of $2,000. This convertible note is convertible at a 50% discount to market of the lowest trading price of the Company’s stock price for a thirty-day period. The embedded conversion option of the convertible note contains conversion features that quality for embedded derivative classification as a result of variable conversion price features, which is not a fixed discount rate. The remaining principal balances at March 31, 2025, and December 31, 2023, was $12,000 and $0, respectively.

Third Party

As a result of the reverse merger that occurred on May 4, 2022, as discussed in Note 1, the Company assumed convertible notes from Cruzani, most of which have been converted into common stock in the Company. The last remaining convertible debt outstanding during the three months ended March 31, 2025, and the year ended December 31, 2023, was a note that was entered into on July 7, 2020. the Company issued a $84,681 convertible promissory note to a third party in exchange for $84,681. The Convertible Note bears interest at 10% per annum. All unpaid principal and accrued interest under the Convertible Note will be due and payable in full one year from issuance. After six months from the issuance date, the Holder may elect to convert into that number of shares of common stock equal to the quotient obtained by dividing the outstanding principal balance and unpaid accrued interest under this Note by the amount equal to the anticipate public market price of the Company’s common stock multiplied by fifty percent (50%).  This convertible note was accounted for as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”, resulting in put premiums on stock settled debt being recognized. See Note 7. As of December 31, 2022, this convertible note is in default and the principal and accrued interest balance remain outstanding. During the year ended December 31, 2023, the Company had additional borrowings of $6,728. As of March 31, 2025, and December 31, 2024, the outstanding balance was $40,099 and $230,232, respectively

NOTE 6 – PUT PREMIUM ON STOCK SETTLED DEBT

At the end of the quarter ended June 30, 2022, the Company decided to adopt ASC 480 - “Distinguishing Liabilities from Equity.” When they enter into convertible notes, some of which contain, predominantly, fixed rate conversion features (See Note 7 for conversion terms), whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a put premium on the consolidated balance sheets, as applicable, on the note date with a charge to interest expense.

The put premiums are expensed on issuance of the debt with the liability released to additional paid in capital on conversion of the principal.

In previous years, the Company had recorded such items as derivative liabilities (See Note 8). Thus, there was a charge to put premium on stock settled debt and a decrease to derivative liability for all convertible debt determined to have fixed rate conversion options. On a going-forward basis, all put premiums will be recorded as a liability as put premium on stock settled debt on the consolidated balance sheets with a charge to interest expense.

NOTE 7 – DERIVATIVE LIABILITIES

Commencing with the second quarter of 2022, the Company changed its accounting treatment for securities that contain predominantly, fixed rate conversion features by recording the derivative feature as a put premium on stock settled debt.

The embedded conversion options of certain of the Company’s convertible debentures summarized in Note 6 contain variable conversion features that qualify for embedded derivative classification under ASC 815-15 Embedded Derivatives. The fair value of these liabilities is re-measured at the end of every reporting period and the change in fair value is reported in the statement of operations as a gain or loss on derivative financial instruments.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities:

Total
Balance as of December 31, 2021	$110,992
Change Due to Issuances	2,718,645
Transfer to put premium	(112,537)
Change in fair value	(544,850)
Balance as of December 31, 2022	2,172,250
Change Due to Issuances	(4,035,300)
Transfer to put premium	651,156
Change in fair value	1,645,712
Balance as of December 31, 2023	433,818
Change in fair value	(390,089)
Balance as of December 31, 2024	$43,632
Change in fair value	296,574
Balance at March 31,2025	340,206

The Company uses Level 3 inputs for its valuation methodology for its conversion option liabilities as their fair values were determined by using Black-Scholes options pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the issuance date until the maturity date). The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. As, required, these are classified based on the lowest level of input that is significant to the fair value measurement.

The following table shows the assumptions used in the calculations of its derivatives:

	December 31, 2024	December 31, 2023
Stock price	$$0.0001 - 0.1500	$$0.0001 - 0.1500
Exercise price	$$0.00003 - 0.2572	$$0.00003 - 0.2572
Contractual term (in years)	7.00 – 0.025	7.00 – 0.025
Volatility (annual)	174% - 2068%	174% - 2068%
Risk-free rate	4.41% - 5.57%	4.41% - 5.57%

NOTE 8 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2025, the Company accrued $60,493 for salaries to Mr. Lakshin. For the same period in 2024, the Company accrued $125,000 in salary for Mr. Lakshin and Mr. Aizman. Mr. Aizman is no longer with the Company.

NOTE 9 – COMMON STOCK

The Company has been authorized to issue 40,000,000,000 shares of common stock, $0.00001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

During the three months ended March 31, 2025, the Company issued 1,037,240,961 shares of common stock to extinguish debt of $77,371, extinguish accrued interest of $31,585 and incurred expenses of $20,205 as follows:

Date issued	Debtholder	Issuance date of note	Debt	Accrued Interest	Fees	Total	Common stock issued
2-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	$2,929	$1,971	$-	$4,900	16,065,574
3-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,754	2,526	-	6,280	20,590,164
3-Jan-25	Frondeur Partners, LLC	1-Nov-23	1,386	14	1,795	3,195	31,952,900
3-Jan-25	Traverse Opportunity Fund, LP	various	3,200	-	-	3,200	32,000,000
6-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,754	2,526	-	6,280	20,590,164
7-Jan-25	Frondeur Partners, LLC	1-Nov-23	3,325	8	1,795	5,128	51,277,000
8-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,754	2,526	-	6,280	20,590,164
13-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	4,710	3,170	-	7,880	25,836,066
21-Jan-25	Traverse Opportunity Fund, LP	various	5,000	-	-	5,000	50,000,000
27-Jan-25	Frondeur Partners, LLC	1-Nov-23	2,534	28	1,795	4,357	43,573,300
28-Jan-25	Frondeur Partners, LLC	1-Dec-23	590	1,654	3,145	5,389	22,437,000
28-Jan-25	1800 Diagnol Lending, LLC	10-Nov-23	3,616	2,434	-	6,050	33,060,109
7-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	2,779	1,871	-	4,650	38,114,754
11-Feb-25	Frondeur Partners, LLC	1-Feb-24	5,468	99	1,795	7,362	79,520,000
12-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	2,920	1,965	-	4,885	40,040,984
18-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	2,920	1,965	-	4,885	40,040,984
19-Feb-25	Frondeur Partners, LLC	1-Dec-23	3,942	10	1,795	5,747	57,473,000
20-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	3,356	2,259	-	5,615	46,024,590
24-Feb-25	1800 Diagnol Lending, LLC	10-Nov-23	1,937	1,303	-	3,240	53,114,754
25-Feb-25	Frondeur Partners, LLC	1-Jan-24	550	1,858	3,145	5,553	55,525,300
3-Mar-25	Frondeur Partners, LLC	1-Jan-24	9,450	19	1,795	11,264	112,636,400
11-Mar-25	Frondeur Partners, LLC	1-Feb-24	3,015	1,706	3,145	7,866	78,663,000
28-Mar-25	1800 Diagnol Lending, LLC	10-Nov-23	2,484	1,671	-	4,155	68,114,754
			$77,371	$31,585	$20,205	$129,161	1,037,240,961

As of the issuance date of this report, there are 1,434,469,494 shares of common stock issued and outstanding.

Acquisition of Interview Mastery

As discussed in Note 4, on December 16, 2022, the Company acquired Interview Mastery at a purchase price of 1,000,000,000 (pre-reverse split) shares of the Company’s common stock, valued at $200,000 using the stock price on the acquisition date. As of March 31, 2025 and December 31, 2024, these shares have not been issued and are recorded as a liability within accrued expenses on the consolidated balance sheet.

Michael Neece employment agreement

On December 16, 2022, the Company entered into an employment agreement with Michael Neece, Chief Product Officer. Under the agreement, 1,000,000,000 (pre-reverse split) shares of Company common stock will be issued as compensation in consideration of Neece’s employment with the Company which shall vest over a four (4) year period during which 250,000,000 (pre-reverse split) shares will vest on the first-year anniversary of Neece’s employment, followed by vesting in increments of 62,500,000 (pre-reverse split) shares per quarter (3-month period) thereafter until the full amount is vested and all of which shall be contingent upon Neece’s continual employment with the Company. These shares were valued using the share price of $0.0002 at the date of acquisition, and they will be expensed as stock-based compensation based on the vesting terms contingent upon continual employment of Neece. As of the three months ended March 31, 2025 and the year ended December 31, 2024, 250,000 and 250,000 shares have vested, respectively.

NOTE 10 – WARRANTS

In connection with the issuance of convertible notes to Trillium and Fondeur, the Company issued 38,650,000 post-reverse split) common stock purchase warrants to purchase 38,650,000 shares of the Company’s common stock pursuant to the terms therein as a commitment fee. During the three months ended March 31, 2024, the Company, in connection with the three additional notes issued to Fondeur, granted the issuance of an additional 150,000 warrants to purchase 150,000 shares of the Company’s common stock.

These warrants have an exercise price per share between $0.025- $0.0010 the above and expire between five and seven years. The aggregate fair value of the warrants, which was allocated against the debt proceeds totaled $596,927 based on the Black Scholes Merton pricing model using the following estimates: exercise price ranging from $0.00025 and $0.0025, 2.50% to 4.28% risk free rate, 266.74% to 699.48% volatility and expected life of the warrants of 5 to 7 years. The fair value was credited to additional paid in capital and debited to debt discount to be amortized over the term of the loan.

A summary of the status of the Company’s outstanding stock warrants and changes during the periods is presented below:

	Shares available to purchase with warrants*	Weighted Average Price	Weighted Average Remaining life
Outstanding, December 31, 2024	38,650,000	$0.001	$6.54

Issued	39,150,000	0.001	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, March 31, 2025	77,800,000	$0.001	$6.19

Exercisable, March 31, 2025	77,800,000	$0.001	$6.19

The Company uses Level 3 inputs for its valuation methodology for its conversion option liabilities as their fair values were determined by using the Binomial option pricing model based on various assumptions. The model incorporates the price of a share of the Company’s common stock (as quoted on the Over the Counter Bulletin Board), volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As, required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

Range of Exercise Prices	Number Outstanding December 31, 2024	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.025-0.0010	77,800,000	6.19 years	$0.0001

NOTE 11 – PREFERRED STOCK

Series AA and Super Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the conversion rate of one share of common stock for one share of Preferred Stock.

As of March 31, 2025, and December 31, 2024, there are 0 and 0 shares of Series AA and Super preferred stock outstanding, respectively.

Series A Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of ten shares of common stock for one share of Series A Preferred Stock. Each share is entitled to 10 votes, voting with the common stock as a single class, has liquidation rights of $2.00 per share and is not entitled to receive dividends.

As of March 31, 2025, and December 31, 2024, there are 3,381,520 and 3,381,520 shares of Series A preferred stock outstanding, respectively.

Series B Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 4,000 shares of common stock for one share of Series B Preferred Stock. Each share is entitled to 4,000 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is not entitled to receive dividends.

As of March 31, 2025, and December 31, 2024, there are 5,000 and 5,000 shares of Series B preferred stock outstanding, respectively.

Series C Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 400 shares of common stock for one share of Series C Preferred Stock. Each share is entitled to 400 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is entitled to receive four hundred times the dividends declared and paid with respect to each share of Common Stock.

As of March 31, 2025, and December 31, 2024, there are 5,000,000 and 5,000,000 shares of Series C preferred stock outstanding, respectively.

Series D Convertible Preferred Stock, has a par value of $0.0001, may be converted at a ratio of the Stated Value plus dividends accrued but unpaid divided by the fixed conversion price of $0.0015, which conversion price is subject to adjustment. Series D is non-voting, has liquidation rights to be paid in cash, before any payment to common or junior stock, 140% of the Stated Value ($2.00) per share plus any dividends accrued but unpaid thereon and is entitled to 8% cumulative dividends.

As of March 31, 2025, and December 31, 2024, there are 125,000 and 125,000 shares of Series D preferred stock outstanding, respectively.

Series E Convertible Preferred Stock, has a par value of $0.001, and a stated value of $1.00 per share, subject to adjustment. The shares of Series E Convertible Preferred Stock can convert at a conversion price that is equal to the amount that is 61% of the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding such conversion. The shares of Series E Convertible Preferred Stock are subject to redemption by the Company at its option from the date of issuance until the date that is 180 days therefrom, subject to premium that ranges from 120% to 145%, increasing by 5% during each 30-day period following issuance. Series E carries a 12% cumulative dividend, which will increase to 22% upon an event of default, is non-voting, and has liquidation rights to be paid in cash, before any payment to common or junior stock.

Series F Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the current conversion rate of 93,761,718 shares of common stock for one share of Series F Preferred Stock. Each share is entitled to 93,761,718 votes, voting with the common stock as a single class, has no liquidation rights and is not entitled to receive dividends.

As of March 31, 2025, and December 31, 2024, there are 0 and 0 shares of Series F preferred stock issued, respectively.

Series G Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock for a period ending 18 months following issuance at the conversion rate that will result, in the aggregate, in the holders of Series G Preferred Stock receiving that number of shares of Common Stock which equals Seventy Eight Percent (78%) of the total issued and outstanding shares of commons stock of the company on a fully diluted basis. The Series G Preferred Stock shall vote with the common stock as a single class, has liquidation rights of $0.001 per share and is entitled to receive an annal dividend of 6% of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation, or conversion.

As of March 31, 2025 and December 31, 2024, there are 1,000,000 and 1,000,000 shares of Series G preferred stock issued, respectively.

During the year ended December 31, 2022, as consideration for the reverse merger, the Company issued 1,000,000 shares of Series G Convertible Preferred stock.

On November 18, 2021, pursuant to the Founders Agreement, Michael Lakshin, President, and Edward Aizman, CEO, were issued 500 shares of Super Preferred Stock at a fair value of $50. These preferred shares, along with the 652,259 Series AA preferred stock, were cancelled on May 4, 2022, upon completion of the Reverse Merger. See Note 1.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Contingency arising from indebtedness owed to Oasis Capital, LLC

A contingency arises when there is a situation for which the outcome is uncertain, and which should be resolved in the future, Generally Accepted Accounting Principles require recognition of only those losses that are probable and for which a loss amount can be reasonably estimated.

The following details the nature of the contingency with Oasis Capital LLC (“Oasis”). In the normal course of its business, Oasis files notices to convert (“conversion notices”) a portion of its outstanding ownership of the Company’s indebtedness into shares of common stock. As a customary procedure for the annual audit for the period ended December 31, 2020, of Cruzani, Cruzani’s auditors confirmed its outstanding balance of the indebtedness and related accrued interest. During the year ended December 31, 2021, Oasis submitted conversions which stated that the outstanding indebtedness was far greater than that which was on the Company’s books. The total amount of the increased indebtedness was approximately $1.2 million. After investigation, the Company determined that the difference related to liquidated damages that the Company does not believe that it owes.

Since the Company believes that the loss is not probable and no litigation has been pursued at this time, there has been no recognition of this liability on the books and records of the Company.

Legal

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. A contingency arises when there is a situation for which the outcome is uncertain, and which should be resolved in the future, Generally Accepted Accounting Principles require recognition of only those losses that are probable and for which a loss amount can be reasonably estimated.

On February 13, 2017, Baum Glass & Jayne PLLC (“Plaintiff”) obtained a default judgment against the Company in the amount of $27,084. Plaintiff has not attempted enforced collection. The amount was included in accounts payable as of March 31, 2025.

NOTE 13 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the company has analyzed its operations subsequent to March 31, 2025, through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements except for the following:

As of May 1, the Company entered into a Consulting contract with a monthly $12,500 fee.

On May 9, 2025 Edward Aizman resigned from his positions as an Officer and Director of the Company.

PART III

EXHIBITS

Number	Exhibit Description

2.1*	Amended and Restated Articles of Incorporation
2.2*	Bylaws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.1**	Agreement and Plan of Merger dated December 31, 2024
12.1	Opinion to be filed on Amendment.

*	Previously filed as an exhibit to the bowmo, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-12049) and incorporated herein by reference.

**	Previously filed as an exhibit to the bowmo, Inc. Form 8-K Current Report on December 20, 2024.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 20, 2025.

BOWMO, INC.

By:	/s/ Michael Lakshin
Name:	Michael Lakshin
Title:	Chairman of the Board and President
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Date: May 20, 2025	By:	/s/ Michael Neece
	Name:	Michael Neece
	Title:	Chief Product Officer and Director

Date: May 20, 2025	By:	/s/ Michael Lakshin
	Name:	Michael E. Lakshin
	Title:	Chairman of the Board of Directors and President
(Principal Financial and Accounting Officer)

Date: May 20, 2025	By:	/s/ Conrad Huss
	Name:	Conrad R. Huss
	Title:	Co-Chairman of the Board of Directors

III-2